UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant☒

Filed by a party other than the Registrant☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

XBP Europe Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

XBP EUROPE HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO

BE HELD JUNE 13, 2024

The Annual Meeting of Stockholders (the “Annual Meeting”) of XBP Europe Holdings, Inc. (“XBP” or the “Company”) will be conducted virtually on June 13, 2024 at 1:00 p.m. (Eastern Time,) via a live webcast at www.virtualshareholdermeeting.com/XBP2024, for the purpose of:

1.Electing to the Board of Directors the two nominees named in the accompanying Proxy Statement who have been nominated by the Board of Directors to serve as Class I directors and whose current terms will expire at the Annual Meeting;
2.Acting upon a proposal to ratify the appointment of UHY LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024; and
3.	Acting upon a proposal to approve the XBP Europe Holdings, Inc. 2024 Stock Incentive Plan.

The Board of Directors has fixed the close of business on April 17, 2024, as the date for determining stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting. The Board of Directors unanimously recommends that stockholders vote their shares in favor of the election of each of the Class I nominees, and in favor of Proposals 2 and 3.

This Notice of Annual Meeting and accompanying Proxy Statement, a proxy or voting instruction card and our 2023 Annual Report to Stockholders will be first mailed to you and to other stockholders of record commencing on or about April 30, 2024. All stockholders are cordially invited to attend the Annual Meeting. The Annual Meeting will be held in a virtual meeting format so as many stockholders as possible can participate. Whether or not you plan to attend the Annual Meeting, I hope that you will vote as soon as possible. Please review the instructions on the proxy or voting instruction card regarding your voting options.

By Order of the Board of Directors Par Chadha Executive Chairman April 29, 2024

XBP Europe Holdings, Inc.

2701 E. Grauwyler Road

Irving, Texas 75061

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 13, 2024 at 1:00 p.m. (Eastern Time)

Questions and Answers About the Annual Meeting and Voting

Why did I receive this Proxy Statement?

We have mailed you this Notice of Annual Meeting, the Proxy Statement, a proxy or voting instruction card and our 2023 Annual Report to Stockholders (collectively, the “proxy materials”) because the Board of Directors (the “Board of Directors” or the “Board”) of XBP Europe Holdings, Inc. (“XBP” or the “Company,” “we” and “us”) is soliciting your proxy to vote at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 13, 2024. This Proxy Statement contains information about the items being voted on at the Annual Meeting and information about us.

We were a special purpose acquisition company called CF Acquisition Corp. VIII (“CFVIII”) prior to the closing of a business combination (the “Business Combination”) on November 29, 2023. pursuant to that certain Agreement and Plan of Merger, dated October 9, 2022 (the “Merger Agreement”) whereby XBP Europe, Inc., a Delaware corporation (“Legacy XBP”) and an indirect subsidiary of Exela Technologies, Inc., a Delaware corporation (“Exela”), became a wholly owned subsidiary of CFVIII. In connection with the consummation of the Business Combination, CFVIII was renamed “XBP Europe Holdings, Inc.”  For further information on the Business Combination, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Who is entitled to vote and when is the record date for the Annual Meeting?

You may vote on each matter properly submitted for stockholder action at the Annual Meeting if you were the record holder of our common stock, par value $0.0001 per share (“Common Stock”) as of the close of business on April 17, 2024 (the “Record Date”). As of the Record Date, there were 30,166,102 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote per share on any matter presented to stockholders at the Annual Meeting.

What am I voting on?

You will be voting on the following:

Proposal 1:

To elect to the Board of Directors the two nominees named in this Proxy Statement who have been nominated by the Board of Directors to serve as Class I directors and whose current terms will expire at the Annual Meeting;

Proposal 2:To ratify the appointment of UHY LLP as our independent registered public accounting firm for the year ending December 31, 2024; and

Proposal 3:To approve the XBP Europe Holdings, Inc. 2024 Stock Incentive Plan.

What are my voting options and how do I vote?

For the election of Directors, you may either vote “For” each of the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For the other proposals you have the choice to vote “FOR”, “AGAINST” or “ABSTAIN”.

How many votes do I have?

Each share of our Common Stock that you own entitles you to one vote on each matter properly submitted for stockholder action at the Annual Meeting.

Why is the Company conducting the Annual Meeting virtually?

The Annual Meeting will be held in a virtual format to reach a greater number of our stockholders.

Why is the Company seeking approval of the XBP Europe Holdings, Inc. 2024 Stock Incentive Plan?

We believe that approval of the XBP Europe Holdings Inc. 2024 Stock Incentive Plan (the “2024 Plan”) is essential to our continued success. Under the 2024 Plan, we will be authorized to issue up to 5,520,270 shares of Common Stock. Our Board believes that equity compensation of the type available for grant under the 2024 Plan, a stock-based incentive plan, furthers our goal of creating long-term value for our stockholders by fostering an ownership culture that encourages a focus on long-term performance, retention, and stockholder value-creation, and exposes participants to economic diminishment if our share performance lags. In addition, if the 2024 Plan is not approved, we will need to grant cash-based or other awards in order to remain competitive; such alternatives may not align the interests of our employees and non-employee directors as closely with those of our stockholders as equity awards. Furthermore, the use of cash resources to deliver competitive pay would divert cash from use in running other aspects of our business and investing in future product development. Finally, if the 2024 Plan is not approved, we would be at a significant disadvantage relative to our competitors for attracting, motivating, rewarding and retaining the high caliber individuals critical to our growth and profitability as we would not be able to offer equity, with its upside potential.

How do I vote?

If you are a holder of record of the Common Stock as of the Record Date, you may vote online at the virtual Annual Meeting or by submitting a proxy for the Annual Meeting. Whether or not you plan to attend the Annual Meeting online, we urge you to vote by proxy in advance of the Annual Meeting to ensure your vote is counted. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. You may still attend the Annual Meeting and vote online if you have already voted by proxy.

If your XBP shares are held in “street name” by a broker or other agent, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting online. However, since you are not the stockholder of record, you may not vote your shares online at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What happens if I do not vote?

If you are a stockholder of record and do not vote online at the virtual Annual Meeting or by submitting a proxy for the Annual Meeting, your shares will not be voted.

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker, bank or other agent will still be able to vote your shares depends on whether the particular proposal is deemed to be a “routine” matter. Brokers, banks and other agents can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. See “May my broker vote my shares?” below for further information.

What if I return my proxy or voting instruction card but do not mark it to show how I am voting?

Your shares will be voted according to the instructions you have indicated on your proxy or voting instruction card. If no direction is indicated, your shares will be voted “FOR” the election of each of the Class I nominees and “FOR” Proposals 2 and 3.

May I revoke my vote after I return my proxy or voting instruction card?

Yes. You may revoke your proxy at any time before your shares are voted at the Annual Meeting in one of three ways:

●	Notify our Corporate Secretary in writing before the Annual Meeting that you are revoking your proxy;
●	Submit another properly completed proxy by mail, telephone or the Internet (or voting instruction card if you hold your shares in street name) with a later date; or
●	Vote virtually at the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

What does it mean if I receive more than one proxy or voting instruction card?

It means you have multiple accounts at the transfer agent and/or with banks and stockbrokers. Please vote all of your shares using all of your proxy or voting instruction cards.

What constitutes a quorum?

The presence, virtually, or by proxy duly authorized, of the holders of majority of the voting power of the outstanding Common Stock entitled to vote. If, however, such quorum shall not be present or represented, the chairperson for the meeting or the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote, present virtually or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. Abstentions and “broker non-votes” are counted as shares “present” at the meeting for purposes of determining whether a quorum exists. A “broker non-vote” occurs when shares held of record by a bank, broker or other holder of record for a beneficial owner are deemed present at the meeting for purposes of a quorum but are not voted on a particular proposal because that record holder does not have discretionary voting power for that particular matter under the applicable rules of the Nasdaq Stock Market LLC (“Nasdaq”) and has not received voting instructions from the beneficial owner.

What vote is required in order to approve Proposals 1, 2 and 3?

Proposal 1 (Election of Directors): The two nominees named in this Proxy Statement who have been nominated by the Board of Directors to serve as Class I directors will be elected to the Class I directorships by a plurality in voting power of the outstanding shares of our Common Stock present virtually or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the two nominees with the most votes cast in their favor will be elected to the Class I directorships. Votes withheld from one or more director nominees will have no effect on the election of any director from whom votes are withheld. If you do not want to vote your shares for a nominee, you may indicate that in the space provided on the proxy card or the voting instruction card or withhold authority as prompted during telephone or Internet voting. Each person nominated for election has consented to being named as a nominee in this Proxy Statement and has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve if elected. In the unanticipated event that a director nominee is unable or declines to serve, the proxy will be voted for such other person as shall be designated by the Board of Directors to replace the nominee, or the Board may choose to reduce the number of directors.

Proposal 2 (Ratification of Appointment of UHY LLP): This proposal requires the affirmative vote of the holders of a majority of the voting power of our outstanding Common Stock present virtually or represented by proxy at the Annual Meeting and entitled to vote on Proposal 2. Abstentions will have the effect of votes against the proposal. Broker non-votes will not occur in connection with this proposal because brokers, banks, trustees and other nominees have discretionary voting authority to vote shares on this proposal under stock exchange rules without specific instructions from the beneficial owner of such shares.

Proposal 3 (Approval of the XBP Europe Holdings, Inc. 2024 Stock Incentive Plan): This proposal requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of our Common Stock present virtually or represented by proxy at the Annual Meeting and entitled to vote on Proposal 3. Abstentions will have the effect of votes against the proposal. “Broker non-votes,” if any, will not have any effect on the adoption of this proposal.

May my broker vote my shares?

Brokers holding shares of record in “street name” for a client have the discretionary authority to vote on certain matters if they do not receive instructions from the client regarding how the client wants the shares voted in the time period specified in the proxy statement. There are also some matters with respect to which brokers do not have discretionary authority to vote if they do not receive timely instructions from the client; those matters include a list specified list of matters in the applicable rules and contested matters.

How will voting on any other business be conducted?

In accordance with our Amended and Restated Bylaws (the “Bylaws”), no business (other than the election of the two Class I nominees and Proposals 2 and 3) may be brought before the Annual Meeting, or any adjournment or postponement thereof, unless such business is brought by or at the direction of the Board or a committee of the Board.

We do not know of any business or proposals to be considered at the Annual Meeting other than those set forth in this Proxy Statement. If any other business were somehow properly presented at the Annual Meeting, the proxies received from our stockholders give the proxy holders the authority to vote on the matter in their sole discretion.

Who will count the votes?

A representative from Broadridge Financial Solutions, Inc. will act as the inspector of election and will tabulate the votes.

How do I attend the Annual Meeting?

To be admitted to the virtual Annual Meeting at http://www.virtualshareholdermeeting.com/XBP2024 you must have your control number available and follow the instructions found on your proxy card or voting instruction form. Only record holders of shares of Common Stock may vote during the Annual Meeting by following the instructions available on the Annual Meeting website during the Annual Meeting. Please allow sufficient time before the Annual Meeting to complete the online check-in process. Your vote is very important. See section “Access to Virtual-only Meeting. and Participation at virtual the Annual Meeting” below for further information.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 13, 2024 at at 1:00 p.m. (Eastern Time)

This Notice of Annual Meeting,  Proxy Statement, a form of proxy and Annual Report on Form 10-K for the year ended December 31, 2023 are available at our website at: https://www.xbpeurope.com/ and at www.virtualshareholdermeeting.com/XBP2024.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Company has three classes of directors serving staggered three-year terms, with each of Class I and II consisting of two directorships, and Class III consisting of one directorship. The terms of the Class I, II and III directorships expire on the date of the Annual Meeting in 2024, 2025, and 2026, respectively.

Name	Age	Class	Positions and Offices Held with the Company
Par S. Chadha	69	III	Director, Executive Chairman
J. Coley Clark	78	I	Director
Andrej Jonovic	43	II	Director, Chief Executive Officer
James G. Reynolds	55	II	Director
Martin P. Akins	57	I	Director

At the Annual Meeting, stockholders will be asked to elect the two nominees named in this Proxy Statement who have been nominated by the Board of Directors to serve as Class I directors and whose current term will expire at the Annual Meeting. Mr. Akins and Mr. Clark, each of whom is a current Class I director, are the nominees to serve as Class I directors for a new three-year term. Each nominee, if elected, will serve for a term of three years and will remain in office until a qualified successor director has been elected or until he resigns or is removed from the Board. Class I directors will be elected by plurality in voting power of the outstanding shares of our Common Stock present virtually or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES

Nominees for Election to the Board of Directors in 2024

The following are brief biographical sketches of each of our nominees, including their experience, qualifications, attributes and skills, which, taken as a whole, have enabled the Board to conclude that each nominee should, in light of the Company’s business and structure, serve as a director of the Company.

Nominees for Class I Directorship — Term Expiring in 2024

Martin P. Akins

Age: 57

Director since November 2023

Class: Class I

Business Experience: Mr. Akins has served as a director of the Company since the consummation of the Business Combination. Mr. Akins has served as a director of Exela since July 2019. Prior to that, Mr. Akins worked at publicly traded Express Scripts Holding Company (“Express Scripts”), a Fortune 25 company and the largest independent pharmacy benefit management company in the United States. In December of 2018, Express Scripts merged with Cigna Corporation. As Senior Vice President and General Counsel at Express Scripts Mr. Akins served as the chief legal advisor and was also a member of Express Scripts’ senior executive team where he advised the CEO and outlined strategy to the board of directors. Mr. Akins was at Express Scripts from 2001 through 2019, serving in various legal capacities including Vice President, Deputy General Counsel and Associate General Counsel. Prior to his time at Express Scripts, Mr. Akins was with the Polsinelli law firm. Mr. Akins began his legal career with the firm Thompson Coburn LLP. He received his Juris Doctorate from the University of Illinois College of Law. We believe that Mr. Akins’ significant, strategic, legal, regulatory and governance experience, make him well-qualified to serve as a director of the Company.

J. Coley Clark

Age: 78

Director since: November 2023

Class: Class I

Business Experience: J. Coley Clark has served as a director of the Company since the consummation of the Business Combination. Mr. Clark has served as a director of Exela since December 2019. Mr. Clark is the retired Chief Executive Officer and Chairman of the board of BancTec, Inc., a global provider of document and payment processing solutions, and former member of the board of directors of Moneygram International, Inc. At BancTec, Inc., Mr. Clark was Co-Chairman of the board from 2014 to December 2016, and Chairman of the board and Chief Executive Officer from September 2004 to 2014. In 2004, Mr. Clark retired from Electronic Data Systems Corporation, or EDS, an outsourcing services company that was acquired by Hewlett-Packard in 2008, as Senior Vice President and head of the Financial and Transportation Industry Group. Mr. Clark joined EDS in 1971 in the Systems Engineering Development Program and progressed through a variety of technical, sales and management roles related to the financial and insurance industries. Prior to his time at EDS, Mr. Clark served three years in the U.S. Army, attaining the rank of Captain, and served as a company commander in Europe and Southeast Asia. Mr. Clark received a Bachelor of Arts in Sociology from the University of Texas. We believe that Mr. Clark’s significant, diversified business experience in XBP’s industry makes him well-qualified to serve as a director of the Company.

Continuing Members of the Board of Directors

The following are brief biographical sketches of each of our directors whose term continues beyond 2024 and who is not subject to election this year, including his or her experience, qualifications, attributes and skills, which, taken as a whole, have enabled the Board to conclude that each director should, in light of the Company’s business and structure, serve as a director of the Company.

Class II Directors — Term Expiring in 2025

James G. Reynolds

Age: 55

Director since November 2023

Class: Class II

Business Experience: Mr. Reynolds has served as a director of the Company since the consummation of the Business Combination. Mr. Reynolds was Exela’s Chief Financial Officer from the closing of the Novitex Business Combination until May 2020. Mr. Reynolds currently serves as a director of Exela, and has done so since July 2017. Mr. Reynolds served as Co-Chairman of SourceHOV from 2014 until the closing of the Novitex Business Combination in 2017. Mr. Reynolds was also the Chief Operating Officer and a Partner at HGM, bringing over 25 years of industry experience to the team. Prior to HGM Mr. Reynolds held numerous executive management or senior advisory positions at SourceHOV and its related subsidiaries and predecessor companies, including serving as Chief Financial Officer for HOV Services, LLC from 2007 to 2011 and Vice President and Corporate Controller for Lason from 2001 to 2006. Mr. Reynolds was a Senior Manager in the Business Advisory Services Practice at PricewaterhouseCoopers from 1990 to 2001. Mr. Reynolds is a C.P.A. and holds a B.S. in Accounting from Michigan State University. We believe that Mr. Reynold’s significant industry and management experience make him well-qualified to serve as a director of the Company.

Andrej Jonovic

Age: 43

Director Since: November 2023

Class: Class II

Business Experience: Mr. Jonovic has served as a director and as the Chief Executive Officer of the Company since the consummation of the Business Combination. Mr. Jonovic is responsible for the development and execution of business strategy, shaping the company culture and enhancing shareholder value. Mr. Jonovic has served as the Executive Vice President, Business Strategy and Corporate Affairs of Exela since July 2017, where he has been responsible for the oversight of several company wide functions, including M&A and strategic transactions, legal affairs, human resources, marketing and the Digital Assets Group. Mr. Jonovic has retained his title at Exela, however since the Business Combination he has been transitioning out of his role at Exela to focus exclusively on his role as Chief Executive Officer of XBP Europe. Prior to Exela, Mr. Jonovic was a managing director in the family office of HandsOn Global Management, based in London, and oversaw the integration of BancTec’s European operations with SourceHOV following their combination in October 2014. Earlier in his career, Mr. Jonovic was an associate at Freshfields Bruckhaus Deringer, LLP, a global law firm headquartered in London. Mr. Jonovic holds a bachelor’s degree in International Studies from The American University, Washington D.C., and a law degree from the London School of Economics and Political Science. Mr. Jonovic is registered with the Law Society of England and Wales however is not currently practicing. Mr. Jonovic is the son-in-law of Par Chadha, our Executive Chairman.

Class III Director — Term Expiring in 2026

Par S. Chadha

Age: 69

Director since November 2023

Class: Class III

Business Experience: Mr. Chadha has served as a director and as the Executive Chairman of the Company since the consummation of the Business Combination. Mr. Chadha is also the Executive Chairman of Exela and is the founder, Chief Executive Officer and Chief Investment Officer of HGM, a family office, formed in 2001. Mr. Chadha brings over 40 years of experience in building businesses in the Americas, Europe and Asia, including execution of mergers and acquisitions, integration of businesses and public offerings. Mr. Chadha served as the Chairman of Exela since the closing of business combination among Exela, SourceHOV Holdings, Inc. (“SourceHOV”), and Novitex Holdings, Inc. (“Novitex”) on July 12, 2017 (“Novitex Business Combination”), and most recently became Executive Chairman of Exela in September 2021. He also served as Chairman of SourceHOV from 2011 to July 2017 when it was acquired by Exela, and was Chairman of Lason Inc. from 2007 to 2011 until its merger with SourceCorp, a predecessor company of SourceHOV. Mr. Chadha currently serves as the Chairman of HOV Services Limited (NSE:HOVS), a company listed on the National Stock Exchange of India. He previously held this position from 2009 to 2011 and has otherwise served as a Director since 2005. Mr. Chadha is co-founder of Rule 14, LLC, an artificial intelligence led automation company formed in 2011. During his career, Mr. Chadha has been a cofounder of technology companies in the fields of metro optical networks, systems-on-silicon, and communications. Mr. Chadha previously participated in director and executive roles in portfolio companies of HGM, and currently holds and manages investments in evolving financial technology, health technology and AI industries. Mr. Chadha holds a B.S. degree in Electrical Engineering from the Punjab Engineering College, India. Mr. Chadha is the father-in-law of Andrej Jonovic.

Additional Information Concerning the Board of Directors of the Company

The Board of Directors did not meet during the fiscal year ended December 31, 2023 following the completion of the Business Combination on November 29, 2023. The Compensation Committee met once during the fiscal year ended December 31, 2023 following the completion of the Business Combination on November 29, 2023. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which he or she served, held during the portion of the fiscal year ended December 31, 2022 for which he or she was a director or committee member.

During the fiscal year ended December 31, 2023, prior to the completion of our Business Combination on November 29, 2023, the CFVIII board of directors met seven times, and the audit committee met five times. Each director attended 75% or more of the aggregate number of meetings of the CFVIII board of directors and of the committees on which he or she served, held during the portion of the fiscal year ended December 31, 2023 for which he or she was a director or committee member.

All directors are strongly encouraged to attend our Annual Meeting of stockholders and we expect our directors and nominees for directors to attend our annual meeting of stockholders.

Controlled Company

For purposes of the Nasdaq Listing Rules, the Company is a “controlled company.” Under the Nasdaq rules, controlled companies are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. Exela, through its ownership of BTC International Holdings, Inc., a Delaware corporation (the “BTC International”), owns a majority of the issued and outstanding Common Stock.

Director Independence

As a “controlled company,” the Company is exempt from the requirement that a majority of the Board be independent. The Common Stock is listed on Nasdaq, and the Company is required to comply with the Nasdaq listing requirements regarding independent directors. Under Nasdaq’s Marketplace Rules, the definition of an “independent director” is a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the issuer’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, under the Nasdaq rules a director (A) who at any time during the past three years was employed by the Company or (B) who accepted, or who has a family member who accepted, compensation from the Company in excess of $ 120,000 (other than compensation for board and committee service, compensation paid to a family member who is an employee (other than an executive officer), benefits under a tax-qualified retirement plan, or non-discretionary compensation) during any period of twelve consecutive months within the three years preceding the determination of independence, shall not be considered independent.

Our Board of Directors has reviewed the Nasdaq rules and such information as the Board has deemed appropriate for purposes of determining whether any of the directors has a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, including the beneficial ownership by our directors of Common Stock. Based on such review, the Board of Directors has determined that each director, other than Par Chadha and Andrej Jonovic, qualifies as an independent director under Nasdaq listing standards and applicable SEC rules: Non-management directors meet periodically in executive session without members of the Company’s management at the conclusion of regularly scheduled Board meetings. In addition, Messrs. Akins, Clark and Reynolds qualify as independent directors for the purpose of serving on the Audit Committee of the Company under SEC rules (Messrs. Akins, Clark and Reynolds being the current members of the Audit Committee).

Board Leadership Structure

Our Bylaws do not require that the positions of Chairman of the Board and Chief Executive Officer be held by the same person or by different individuals, and our Board does not have a formal policy with respect to the separation or combination of these offices. Our Board of Directors exercises its judgment in combining or separating the roles of Chairman of the Board of Directors and Chief Executive Officer as it deems appropriate in light of prevailing circumstances. Currently, Mr. Chadha serves as the Executive Chairman but not as the Chief Executive Officer. The Board of Directors will continue to exercise its judgment on an ongoing basis to determine the optimal leadership structure that the Board of Directors believes will provide effective leadership, oversight and direction, while optimizing the functioning of both the Board of Directors and management and facilitating effective communication between the two.

Board Role in Risk Oversight

The Company faces a number of risks, including market risks, credit risk, liquidity risk, reputational risk, operational risk, cybersecurity risks and risks from inflation and/or deflation. Management is responsible for the day-to-day management of risks faced by the Company, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In its risk oversight role, the Board of Directors seeks to ensure that the risk management processes designed and implemented by management are adequate. The Board of Directors periodically consults with management regarding the Company’s risks. In addition, the Audit Committee periodically reviews with management and independent registered public accounting firms the adequacy and effectiveness of the Company’s policies for assessing and managing risk.

Board Diversity

Pursuant to Nasdaq’s Board Diversity Rule 5605(f), which was approved by the SEC on August 6, 2021, we met the diversity objective as set out in this rule within the applicable transition period. The following is our Board Diversity Matrix as of April 17, 2024:

Board Diversity Matrix (as of April 17, 2024)
Total Number of Directors			5

	Female	Male	Non-Binary Gender	Did Not Disclose
Part I: Gender Identity
Directors		5
Part II: Demographic Background
African American or Black
Alaskan Native or American Indian
Asian		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White		4
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

DIRECTOR REMUNERATION

Director Compensation for fiscal year ended 2023

For the fiscal year ended December 31, 2023, members of the Company’s Board of Directors received no compensation for services rendered. The Company will reimburse its directors for reasonable and necessary out-of-pocket expenses incurred in attending board and committee meetings or performing other services for the Company in their capacities as directors.

Director Cash Compensation Policy for 2024

In December 2023, our Compensation Committee retained the services of an independent compensation consultant, the “Compensation Consultant (as defined herein), to evaluate and make recommendations for the non-employee director compensation commencing in fiscal year 2024 (See “Role of Compensation Consultant” for further discussion). Based on information provided by the Compensation Consultant, the Compensation Committee approved a compensation policy for its non-employee directors for fiscal year 2024. In January 2024, the Board approved, on the recommendation of the Compensation Committee, a new all cash non-employee director compensation policy for 2024 consisting of an annual cash retainer of $60,000 and an equity award anticipated to have a value of $140,000, pursuant to and subject to the adoption by the stockholders of the 2024 Plan, as well as annual cash compensation for committee service ranging from $8,000 to $20,000 for chairing a committee and $4,000 to $10,000 for service as a committee member, as follows.

Name	Annual Retainer
Annual Cash Retainer for Board Membership	$60,000
Annual Equity Award for Board Membership	$140,000
Audit Committee Member (other than the Chair)	$10,000
Audit Committee Chair	$20,000
Compensation Committee Member (other than the Chair)	$5,000
Compensation Committee Chair	$10,000
Nominating and Corporate Governance Committee Member (other than the Chair)	$4,000
Nominating and Corporate Governance Committee Chair	$8,000

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three standing committees: an audit committee, a compensation committee and a nominating committee. The Company may from time to time establish other committees. Copies of the charters for each committee are available on the Investor Relations —  Governance - Documents & Charters section of our website at investors.xbpeurope.com. These documents are also available upon written request to: Investor Relations, XBP Europe Holdings, Inc., 2701 E. Grauwyler Road, Irving, Texas 75061. Information concerning these Committees is set out below.

Audit Committee

The members of our audit committee consist of James G. Reynolds, J. Coley Clark and Martin P. Akins. Mr. Reynolds serves as the chairperson of the audit committee. Under the Nasdaq Listing Rules, we are required to have at least three (3) members on the audit committee. The Nasdaq Listing Rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be composed solely of independent directors, and each member qualifies as an independent director under applicable rules. Each of Mr. Reynolds, Mr. Clark and Mr. Akins is financially literate and Mr. Reynolds qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

The functions of this committee include, among other things:

●	retaining an independent registered public accounting firm to act as the Company’s independent auditors;
●	setting the compensation of the Company’s independent auditors;
●	overseeing the work done by the Company’s independent auditors;
●	pre-approving all audit and permitted non-audit and tax services that may be provided by the Company’s independent auditors or other registered public accounting firms, and establishing policies and procedures for the Committee’s pre-approval of such permitted services;
●	at least annually, obtaining and reviewing a written statement by the Company’s independent auditors that describes all relationships between the firm and the Company or any of its subsidiaries; and discussing with the independent auditors this report and any relationships or services that may impact the objectivity and independence of the auditors;

●	at least annually, evaluating the qualifications, performance and independence of the Company’s independent auditors;
●	reviewing and discussing with the Company’s independent auditors (1) the auditors’ responsibilities under generally accepted auditing standards and the responsibilities of management in the audit process, (2) the overall audit strategy, (3) the scope and timing of the annual audit, (4) any significant risks identified during the auditors’ risk assessment procedures and (5) when completed, the results, including significant findings, of the annual audit;
●	reviewing and discussing with the Company’s independent auditors (1) all critical accounting policies and practices to be used in the audit; (2) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, the ramifications of the use of such alternative treatments and the treatment preferred by the auditors; and (3) other material written communications between the auditors and management;
●	reviewing with management and the Company’s independent auditors: any major issues regarding accounting principles and financial statement presentation;
●	reviewing with management and the Company’s independent auditors the adequacy and effectiveness of the Company’s financial reporting processes, internal control over financial reporting and disclosure controls and procedures;
●	reviewing and discussing with the Company’s independent auditors and management the Company’s annual audited financial statements (including the related notes) and the form of audit opinion to be issued by the auditors on the financial statements;
●	setting clear Company hiring policies for employees or former employees of the Company’s independent auditors;
●	establishing and overseeing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters; and
●	reviewing, approving and overseeing any transaction between the Company and any related person on an ongoing basis and to develop policies and procedures for the Committee’s approval of related party transactions.

Compensation Committee

The members of our compensation committee consist of James G. Reynolds, J. Coley Clark and Martin P. Akins. Mr. Clark serves as the chairperson of the compensation committee. Under the Nasdaq Listing Rules, we are required to have at least two members on the compensation committee. The Nasdaq Listing Rules require that the compensation committee of a listed company (other than that of a “controlled company,” which the Company is) be composed solely of independent directors, and each of James G. Reynolds, J. Coley Clark and Martin P. Akins qualify as independent directors under applicable rules.

The functions of this committee include, among other things:

●	reviewing and approving annually the corporate goals and objectives applicable to the compensation of the CEO, evaluating at least annually the CEO’s performance in light of those goals and objectives, and determine and approve the CEO’s compensation level based on this evaluation;

●	approving the compensation of all other executive officers;
●	reviewing, approving and, when appropriate, recommending to the Board for approval, incentive compensation plans and equity-based plans, and where appropriate or required, recommending for approval by the stockholders of the Company;
●	reviewing and approving and, when appropriate, recommending to the Board for approval, any employment agreements and any severance arrangements or plans;
●	reviewing, approving and, when appropriate, recommending to the Board for approval, all employee benefit plans for the Company;
●	reviewing the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, reviewing and discussing at least annually the relationship between risk management policies and practices and compensation, and evaluating compensation policies and practices that could mitigate any such risk;
●	reviewing director compensation for service on the Board and Board committees at least once a year and recommending any changes to the Board;
●	reviewing the Company’s compliance with the requirements under the Sarbanes-Oxley Act of 2002 relating to loans to directors and officers and with all other applicable laws affecting employee compensation and benefits; and
●	assisting the Board in its oversight of the development and implementation of the Company’s human capital management.

Role of Compensation Consultant

During the fiscal year ended December 31, 2023, the Compensation Committee retained Pearl Meyer (the “Compensation Consultant”), as its compensation consultant and requested the Compensation Consultant to:

●	provide market information, analysis, and other advice relating to executive compensation on an ongoing basis, commencing in fiscal year 2024;
●	advise on the development of the Company’s peer group and provide support and analysis regarding executive and director compensation commencing in fiscal year 2024;
●	evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals; and
●	assist in refining our compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

As part of its engagement, the Compensation Consultant was requested by the Compensation Committee to develop a comparative group of peer companies and to perform analyses of competitive performance and compensation levels and design for that group. At the request of the Compensation Committee, Compensation Consultant also engaged in discussions with members of the Compensation Committee and senior management to learn more about our business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which we compete. Following an active dialogue with Compensation Consultant, the Compensation Committee considered Compensation Consultant’s input as part of its decision-making process.

The Compensation Committee has evaluated its relationship with the Compensation Consultant to ensure that it believes that such firm is independent from management. This review process included a review of the services that the Compensation Consultant provided to the Company or its affiliates, the quality of those services and the fees associated with the services provided during the fiscal year ended December 31, 2023. Based on this review, as well as consideration of the factors affecting independence set forth in Exchange Act Rule 10C-1(b)(4), Rule 5605(d)(3)(D) of the Nasdaq listing standards, and such other factors as were deemed relevant under the circumstances, the Compensation Committee has determined that no conflict of interest was raised as a result of the work performed by the Compensation Consultant.

Nominating and Corporate Governance Committee

The members of our nominating committee consist of James G. Reynolds, J. Coley Clark and Martin P. Akins. Mr. Reynolds serves as the chairperson of the nominating committee. The Nasdaq Listing Rules require that the nominating committee of a listed company (other than that of a “controlled company,” which the Company is) be composed solely of independent directors, and each of James G. Reynolds, J. Coley Clark and Martin P. Akins qualify as independent directors under applicable rules.

The functions of this committee include, among other things:

●	determining the qualifications, qualities, skills, and other expertise required to be a director;
●	identifying and screening individuals qualified to become members of the Board;
●	making recommendations to the Board regarding the selection and approval of the nominees for director to be submitted to a stockholder vote;
●	developing and recommending to the Board corporate governance guidelines, reviewing these guidelines and recommending any changes to the Board, and overseeing the Company’s corporate governance practices;
●	identifying and making recommendations to the Board regarding the selection and approval of candidates to fill any vacancies that may occur.

The Nominating and Corporate Governance Committee will evaluate candidates proposed by shareholders for nomination as directors under criteria similar to the evaluation of other candidates. Our bylaws provide that shareholders seeking to nominate candidates for election as directors at an annual meeting of shareholders must provide timely notice in writing. To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not more than 120 days or less than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. However, in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice must be received not later than the close of business on the 10th day following the date on which notice of the date of the annual meeting was mailed to shareholders or made public, whichever occurs first. Our bylaws specify requirements as to the form and content of a shareholder’s notice. These provisions may preclude shareholders from making nominations for directors at an annual meeting of shareholders.

Code of Ethics

The Board has adopted a code of business conduct and ethics (“Code of Ethics”) that applies to all of the Company’s directors, officers and employees in accordance with applicable federal securities laws. The Code of Ethics is available on the Corporate Governance section of the Company’s website at www.xbpeurope.com. In addition, the Company intends to post on the Corporate Governance section of the Company’s website all disclosures that are required by law or the listing standards of the Nasdaq concerning any amendments to, or waivers from, any provision of the Code of Ethics rather than by filing a Current Report on Form 8-K

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to, among other things, director qualifications, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees.

Insider Trading Policy

The Board has adopted an insider trading policy that applies to our employees, directors, and certain consultants. This policy prohibits, among other things, trading of the company securities during specified blackout periods and engaging in short sales of company securities.

Hedging and Pledging Transactions

Pursuant to our insider trading policy, we discourage our employees, directors and officers from engaging in hedging transactions, including the use of financial instruments, such put options, call options or similar derivative securities. If a person subject to the policy determines that they must engage in such a transaction, the transaction must comply with our pre-clearance and blackout processes. Our directors, officers and other employees are not prohibited from pledging our securities.

PROPOSAL 2 —  RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

UHY LLP currently serves as our independent registered public accounting firm. After consideration of UHY LLP qualifications and past performance, the Audit Committee has selected, and the Board of Directors ratified the selection of, UHY LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. The Board of Directors has directed that management submit the selection of UHY LLP for ratification by our stockholders at the Annual Meeting. Representatives of UHY LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of UHY LLP as our independent registered public accounting firm. However, the Audit Committee has opted to submit the selection of UHY LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain UHY LLP. Even if the selection is ratified, the Audit Committee or the Board of Directors, in their discretion, may direct the appointment of different independent auditors at any time during our fiscal year if they determine that such a change would be in the best interests of XBP and its stockholders.

Vote Required

The affirmative vote of the holders of a majority of the voting power of the shares of Common Stock present by virtual attendance or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of UHY LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES “FOR” THE RATIFICATION OF THE APPOINTMENT OF UHY LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On December 15, 2023, the Audit Committee approved the appointment of UHY LLP as the Company’s independent registered public accounting firm to audit our consolidated financial statements for the year ended December 31, 2023, effective December 20, 2023, and dismissed WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm, effective December 20, 2023. Withum has served as CFVIII’s auditor since 2020.

Withum’s reports on the Company’s consolidated financial statements issued with respect to fiscal years ended December 31, 2022 and December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that such audit report contained an explanatory paragraph in which Withum expressed substantial doubt as to CFVIII’s ability to continue as a going concern if it did not complete a business combination by September 16, 2023.

During the years ended December 31, 2022 and December 31, 2021, and during the subsequent interim period through December 15, 2023, (i) there were no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) between the Company and Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Withum’s satisfaction, would have caused Withum to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for such years, and (ii) there were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K). During the period from April 17, 2020 (inception) through December 31, 2022 and the subsequent interim period through the date of Withum’s dismissal, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

During the years ended December 31, 2022 and December 31, 2021, and during the subsequent interim period through December 15, 2023, neither the Company nor anyone on its behalf consulted with UHY regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, of the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that UHY concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction thereto), or (iii) any reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

We provided Withum with a copy of the foregoing disclosures and received a letter from Withum addressed to the SEC stating that it agreed with the statements made by us set forth above. A copy of Withum’s letter, dated December 20, 2023, is filed as Exhibit 16.1 to our Current Report on Form-8-K, filed with the SEC on December 21, 2023.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table summarizes the aggregate fees for professional audit services and other services rendered by UHY LLP to us (including Legacy XBP) for the years ended December 31, 2023 and 2022.

As an emerging growth company and a smaller reporting company, we are exempt from the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, and as a result, our audit fees are significantly lower than if we were required to provide an auditor attestation under Section 404(b). Depending on our public float as of June 30, 2024, we may become subject to the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2024, which will require us to incur significant additional costs and to re-assess our required audit services for the fiscal year ended December 31, 2024 with our independent registered public accounting firm.

Independent Registered Public Accounting Firm’s Fees and Services

As described above, UHY was appointed as our independent registered accounting firm in December 2023, upon the dismissal of Withum. UHY has audited the financial statements of Legacy XBP since 2022. The fees of UHY presented below are not representative of the fees to be billed by UHY for XBP as a public company, but are presented solely to provide our stockholders with a basis to understand our historical relationship with UHY.

Moreover, as an emerging growth company and a smaller reporting company, we are exempt from the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, and as a result, our audit fees are significantly lower than if we were required to provide an auditor attestation under Section 404(b). Depending on our public float as of June 30, 2024, we may become subject to the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2024, which will require us to incur significant additional costs and to re-assess our required audit services for the fiscal year ended December 31, 2024 with our independent registered public accounting firm.

The following table presents the aggregate fees billed by UHY (including Legacy XBP, in the case of UHY), for the fiscal years ended December 31, 2023 and 2022. These fees are categorized as audit fees, audit-related fees, tax fees and all other fees. The nature of the services provided in each category is described following the table.

	Year Ended December 31,
	2023	2022
Audit Fees(1)	$1,242,686	$2,182,665
Audit-Related Fees	—	—
Audit-Related Fees	—	—
All Other Fees	—	—
Total fees	$1,242,686	$2,182,665

1 Includes fees incurred on the annual audit, quarterly reviews and reviews of registration and proxy statements

Pre-Approval Policies and Procedures of the Audit Committee

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm, the scope of services provided by our independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Prior to the Business Combination, all of the services listed in the table above provided by UHY were approved by Exela and Legacy XBP, respectively, in accordance with each company’s policies then in effect.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee currently consists of three independent directors, each of whom has been determined by the Board to meet the heightened independence criteria applicable to Audit Committee members and to satisfy the financial literacy requirements of the Nasdaq Listing Rules and the applicable rules of the SEC. The Audit Committee is responsible, under its charter, for oversight of our independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee has the authority to retain and terminate the independent registered public accounting firm, to review the scope and terms of the audit and to approve the fees to be charged. The Audit Committee monitors our system of internal control over financial reporting, and management’s certifications as to disclosure controls and procedures and internal controls for financial reporting. Our management and independent registered public accounting firm, not the Audit Committee, are responsible for the planning and conduct of the audit of our consolidated financial statements and determining that the consolidated financial statements are complete and accurate and prepared in accordance with U.S. generally accepted accounting principles.

The Audit Committee has met and held discussions with management and our independent registered public accounting firm (with and without management) and has reviewed and discussed the audited consolidated financial statements and related internal control over financial reporting with management and our independent registered public accounting firm.

The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees.

Our independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with our independent registered public accounting firm that firm’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

James G. Reynolds (Chair)

J. Coley Clark

Martin P. Akins

The information contained in the following report of our Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.

PROPOSAL 3 — APPROVAL OF THE XBP EUROPE HOLDINGS, INC.

2024 STOCK INCENTIVE PLAN

The following is a summary of certain material features of the 2024 Plan. The following summary is not a complete description of all provisions of the 2024 Plan and is qualified in its entirety by reference to the 2024 Plan, the final version of which is attached to this Proxy Statement as Annex A.

Purpose. The purpose of the 2024 Plan is to give us the ability to attract, retain, motivate and reward certain officers, employees, directors and consultants and to provide a means whereby officers, employees, directors and/or consultants can acquire and maintain ownership of our Common Stock or be paid incentive compensation measured by reference to the value of our Common Stock, thereby strengthening their commitment to our welfare and that of our affiliates and promoting an identity of interest between our stockholders and these persons and encouraging such eligible persons to expend maximum effort in the creation of stockholder value.

Plan Administration. The 2024 Plan will be administered by our Compensation Committee. Our Compensation Committee will have the authority, among other things, to select participants, grant awards, determine types of awards and terms and conditions of awards for participants, prescribe rules and regulations for the administration of the plan and make all decisions and determinations as deemed necessary or advisable for the administration of the 2024 Plan. Our Compensation Committee may delegate certain of its authority as it deems appropriate, pursuant to the terms of the 2024 Plan and to the extent permitted by applicable law, to our officers or employees, although any award granted to any person who is not our employee or who is subject to Section 16 of the Exchange Act must be expressly approved by the Compensation Committee. Our Compensation Committee’s actions will be final, conclusive and binding.

Authorized Stock. A total of 5,520,270 shares of Common Stock will be reserved and available for issuance under the 2024 Plan, subject to adjustment in accordance with the terms of the 2024 Plan. The number of shares of Common Stock reserved and available for issuance under the 2024 Plan is subject to adjustment, as described below. The maximum number of shares of Common Stock that may be issued in respect of incentive stock options will be 5,520,270. Common Stock issued under the 2024 Plan may consist of authorized but unissued stock or previously issued Common Stock. Common Stock underlying awards that are settled in cash, expire or are canceled, forfeited, or otherwise terminated without delivery to a participant will again be available for issuance under the 2024 Plan. Common Stock withheld or surrendered in connection with the payment of an exercise price of an award or to satisfy tax withholding will not again become available for issuance under the 2024 Plan.

Individual Limits. The maximum value of any awards granted to any non-employee director in any one calendar year, taken together with any cash fees paid to such non-employee director during such calendar year, may not exceed $750,000 (determined based on the grant date fair value of the award).

Types of Awards. The types of awards that may be available under the 2024 Plan are described below. All of the awards described below will be subject to the terms and conditions determined by our Compensation Committee in its sole discretion, subject to certain limitations provided in the 2024 Plan. Each award granted under the 2024 Plan will be evidenced by an award agreement, which will govern that award’s terms and conditions.

Minimum Vesting Period. Except as provided below, no award (other than any Performance Cash Award) granted under the 2024 Plan may vest over a period that is less than one year from the date of grant. The foregoing minimum vesting period will not apply: (i) to awards granted in payment of or exchange for an equivalent amount of salary, bonus or other earned cash compensation (including Performance Shares); (ii) to a substitute award that does not reduce the vesting period of the award being replaced or assumed; (iii) to awards involving an aggregate number of common shares not in excess of 5% of the aggregate number of common shares that may be delivered in connection with awards under the 2024 Plan (subject to adjustment as described below under “— Adjustments”); (iv) in connection with certain qualifying terminations that result in accelerated vesting of an Award in accordance with the terms of any grant or other similar agreement; or (v) to annual awards granted to non-employee directors that vest on the first regularly scheduled annual meeting of our stockholders following the applicable date of grant.

Non-qualified Stock Options. A non-qualified stock option is an option that is not intended to meet the qualifications of an incentive stock option, as described below. An award of a non-qualified stock option grants a participant the right to purchase a certain number of shares of our Common Stock during a specified term in the future, or upon the achievement of performance or other conditions, at an exercise price set by our Compensation Committee on the grant date. The term of a non-qualified stock option will be set by our Compensation Committee but may not exceed 10 years from the grant date. The exercise price may be paid using any of the following payment methods: (i) immediately available funds in U.S. dollars or by certified or bank cashier’s check, (ii) by delivery of stock having a value equal to the exercise price, (iii) a broker assisted cashless exercise, or (iv) by any other means approved by our Compensation Committee. The 2024 Plan provides that unless otherwise specifically determined by the Compensation Committee, vesting of non-qualified stock options will be suspended during the period of any approved leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant’s return to employment. The 2024 Plan also provides that participants terminated for “cause” (as such term is defined in the 2024 Plan) will forfeit all of their non-qualified stock options, whether or not vested. Participants terminated for any other reason will forfeit their unvested non-qualified stock options, retain their vested non-qualified stock options, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested non-qualified stock options, unless such non-qualified stock option expires sooner. The 2024 Plan authorizes our Compensation Committee to provide for different treatment of non-qualified stock options upon termination than that described above, as determined in its discretion.

Incentive Stock Options. An incentive stock option is a stock option that meets the requirements of Section 422 of the Code. Incentive stock options may be granted only to our employees or employees of certain of our subsidiaries and must have an exercise price of no less than 100% of the fair market value (or 110% with respect to a 10% stockholder) of a share of Common Stock on the grant date and a term of no more than 10 years (or 5 years with respect to a 10% stockholder). The aggregate fair market value, determined at the time of grant, of our Common Stock subject to incentive stock options that are exercisable for the first time by a participant during any calendar year may not exceed $ 100,000. The 2024 Plan provides that unless otherwise specifically determined by the Compensation Committee, vesting of incentive stock options will be suspended during the period of any approved leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant’s return to employment. The 2024 Plan also provides that participants terminated for “cause” will forfeit all of their incentive stock options, whether or not vested. Participants terminated for any other reason will forfeit their unvested incentive stock options, retain their vested incentive stock options, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested incentive stock options, unless such incentive stock option expires sooner. The 2024 Plan authorizes our Compensation Committee to provide for different treatment of incentive stock options upon termination than that described above, as determined in its discretion.

Stock Appreciation Rights. A stock appreciation right entitles the participant to receive an amount equal to the difference between the fair market value of our Common Stock on the exercise date and the base price of the stock appreciation right that is set by our Compensation Committee on the grant date, multiplied by the number of shares of Common Stock subject to the stock appreciation right. The term of a stock appreciation right will be set by our Compensation Committee but may not exceed 10 years from the grant date. Payment to a participant upon the exercise of a stock appreciation right may be either in cash, stock or property as specified in the award agreement or as determined by our Compensation Committee. The 2024 Plan provides that unless otherwise specifically determined by the Compensation Committee, vesting of stock appreciation rights will be suspended during the period of any approved leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant’s return to employment. The 2024 Plan also provides that participants terminated for “cause” will forfeit all of their stock appreciation rights, whether or not vested. Participants terminated for any other reason will forfeit their unvested stock appreciation rights, retain their vested stock appreciation rights, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested stock appreciation rights, unless such appreciation right expires sooner. The 2024 Plan authorizes our Compensation Committee to provide for different treatment of stock appreciation rights upon termination than that described above, as determined in its discretion.

Restricted Stock. A restricted stock award is an award of restricted Common Stock that does not vest until a specified period of time has elapsed, and/or upon the achievement of performance or other conditions determined by our

Compensation Committee, and which will be forfeited if the conditions to vesting are not met. During the period that any restrictions apply, transfer of the restricted Common Stock is generally prohibited. Unless otherwise specified in their award agreement, participants generally have all of the rights of a stockholder as to the restricted Common Stock, including the right to vote such Common Stock, provided, that any cash or stock dividends with respect to the restricted Common Stock will be withheld by us and will be subject to forfeiture to the same degree as the restricted Common Stock to which such dividends relate. The 2024 Plan provides that unless otherwise specifically determined by the Compensation Committee, vesting of restricted stock awards will be suspended during the period of any approved leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant’s return to employment. Except as otherwise provided by our Compensation Committee, in the event a participant is terminated for any reason, the vesting with respect to the participant’s restricted stock will cease, and as soon as practicable following the termination, we will repurchase all of such participant’s unvested restricted stock at a purchase price equal to the original purchase price paid for the restricted stock, or if the original purchase price is equal to $0, the unvested restricted stock will be forfeited by the participant to us for no consideration.

Restricted Stock Units. A restricted stock unit is an unfunded and unsecured obligation to issue Common Stock (or an equivalent cash amount) to the participant in the future. Restricted stock units become payable on terms and conditions determined by our Compensation Committee and will vest and be settled at such times in cash, Common Stock, or other specified property, as determined by our Compensation Committee. Participants have no rights of a stockholder as to the restricted stock units, including no voting rights or rights to dividends, until the underlying Common Stock is issued or becomes payable to the participant. The 2024 Plan provides that unless otherwise specifically determined by the Compensation Committee, vesting of restricted stock units will be suspended during the period of any approved leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant’s return to employment. Except as otherwise provided by our Compensation Committee, in the event a participant is terminated for any reason, the vesting with respect to the participant’s restricted stock units will cease, each of the participant’s outstanding unvested restricted stock units will be forfeited for no consideration as of the date of such termination, and any stock remaining undelivered with respect to the participant’s vested restricted stock units will be delivered on the delivery date specified in the applicable award agreement.

Performance Awards. Under the 2024 Plan, our Compensation Committee may grant performance awards from time to time based on such terms and conditions as the Compensation Committee deems appropriate, consistent with the terms and purposes of the Plan. Performance Awards are awards the payment or vesting of which is subject to the achievement of specified “performance objectives” during a “performance period” by the Company, a subsidiary or subsidiaries or the participant individually. Performance Awards may be in the form of performance units, performance shares or a performance cash award as the Compensation Committee determines. Notwithstanding satisfaction of any completion of any performance objectives, the number of shares of Stock, cash or other benefits granted, issued, retainable and/or vested under a performance award on account of satisfaction of such performance objectives may be reduced by the compensation committee on the basis of such further considerations as the Committee, in its sole discretion, will determine.

Other Stock-Based Compensation. Under the 2024 Plan, our Compensation Committee may grant other types of equity-based awards subject to such terms and conditions that our Compensation Committee may determine. Such awards may include the grant of dividend equivalents, which generally entitle the participant to receive amounts equal to the dividends that are paid on the stock underlying the award.

Adjustments. The aggregate number of shares of Common Stock reserved and available for issuance under the 2024 Plan, the individual limitations, the number of shares of Common Stock covered by each outstanding award, and the price per share of Common Stock underlying each outstanding award will be equitably and proportionally adjusted or substituted, as determined by our Compensation Committee in its sole discretion, as to the number, price or kind of stock or other consideration subject to such awards in connection with stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in our capitalization affecting our Common Stock or our capital structure which occurs after the date of grant of any award, in connection with any extraordinary dividend declared and paid in respect of stock or in the event of any change in applicable law or circumstances that results in or could result in, as determined by the Compensation Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, participants in the 2024 Plan.

Corporate Events. In the event of a merger, amalgamation, or consolidation involving us in which we are not the surviving corporation or in which we are the surviving corporation but the holders of our Common Stock receive securities of another corporation or other property or cash, a “change in control” (as defined in the 2024 Plan), or a reorganization, dissolution, or liquidation of us, our Compensation Committee may, in its discretion, provide for the assumption or substitution of outstanding awards, accelerate the vesting of outstanding awards, cash-out outstanding awards or replace outstanding awards with a cash incentive program that preserves the value of the awards so replaced. With respect to any award that is assumed or substituted in connection with a “change in control,” except as provided in any agreement between the participant and the Company, the vesting, payment, purchase or distribution of such award will not be accelerated by reason of the “change in control” for any participant unless the participant’s employment is involuntarily terminated as a result of the “change in control” during the two-year period commencing on the “change in control.”

Transferability. Awards under the 2024 Plan may not be sold, transferred, pledged, or assigned other than by will or by the applicable laws of descent and distribution, unless (for awards other than incentive stock options) otherwise provided in an award agreement or determined by our Compensation Committee.

Amendment. Our Board or our Compensation Committee may amend the 2024 Plan or outstanding awards at any time. Our stockholders must approve any amendment if their approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which our Common Stock is traded. No amendment to the 2024 Plan or outstanding awards which materially impairs the right of a participant is permitted unless the participant consents in writing.

Termination. The 2024 Plan will terminate on the ten year anniversary of the date on which the 2024 Plan becomes effective, and incentive stock options may not be granted following the earlier of the tenth anniversary of (i) the date the 2024 Plan was adopted by our Board and (ii) the date our stockholders first approved the 2024 Plan by written consent. In addition, our Board or our Compensation Committee may suspend or terminate the 2024 Plan at any time. Following any such suspension or termination, the 2024 Plan will remain in effect to govern any then outstanding awards until such awards are forfeited, terminated or otherwise cancelled or earned, exercised, settled or otherwise paid out, in accordance with their terms.

Cancellation and Rescission of Awards. All unexpired, unpaid or deferred awards granted under the 2024 Plan may be cancelled, rescinded, suspended, withheld or otherwise limited or restricted if a participant engages in detrimental activity. For purposes of the 2024 Plan, “detrimental activity” means any of the following: (i) rendering services for any organization that presents a conflict of interest or engages directly or indirectly in any business that is competitive with the Company or any of its direct or indirect subsidiaries; (ii) disclosing “confidential information” to anyone outside the Company or any of its direct or indirect subsidiaries without prior written authorization from the participant’s employer; (iii) failing or refusing to disclose promptly and to assign to the participant’s employer all right, title and interest in any invention or idea, patentable or not, made or conceived by the participant during employment or failing or refusing to do anything reasonably necessary to enable the Company or any of its direct or indirect subsidiaries to secure a patent where appropriate; (iv) activity that results in the participant’s termination for “cause”; (v) violating any rules, policies, procedures or guidelines of the participant’s employer; (iv) attempting to, directly or indirectly, solicit any employee of the Company or any of its direct or indirect subsidiaries or any current or prospective customer, supplier or partner of the Company or any of its direct or indirect subsidiaries; (vii) the participant being convicted of, or entering a guilty plea with respect to, a crime, whether or not connected with the employer; or (viii) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company or any of its direct or indirect subsidiaries. If a participant fails to comply with the “detrimental activity” provisions of the 2024 Plan during employment and during the rescission period designated by the Board, then any exercise, payment or delivery may be rescinded within two years after such exercise, payment or delivery and the Company can set-off against the amount of any such gain any amount then- owed to the participant.

Clawback; Sub-Plans. All awards under the 2024 Plan will be subject to any incentive compensation clawback or recoupment policy currently in effect, or as may be adopted by our Board (or any committee or subcommittee thereof), including the XBP Europe Holdings, Inc. Policy for the Recovery of Erroneously Awarded Compensation, and, in each case, as may be amended from time to time. In addition, our Compensation Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the 2024 Plan by individuals who are non -U.S. nationals or are primarily employed or providing services outside the U.S., and may modify the terms of any awards granted to such participants in a manner deemed by our Compensation Committee to be necessary or appropriate in order that such awards conform with the laws of the country or countries where such participants are located.

No-Repricing of Awards. No awards under the 2024 Plan may be repriced without stockholder approval. For purposes of the 2024 Plan, “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of the award to lower its exercise price or base price (other than on account of capital adjustments resulting from stock splits), (ii) any other action that is treated as a repricing under GAAP, and (iii) repurchasing for cash or cancelling an award in exchange for another award at a time when its exercise price or base price is greater than the fair market value of the underlying stock. Certain U.S. Federal Income Tax Consequences

Certain U.S. Federal Income Tax Consequences

The following is a brief discussion of certain U.S. federal income tax consequences for awards granted under the 2024 Plan. The 2024 Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and it is not, nor is it intended to be, qualified under Section 401(a) of the Code. This discussion is based on current law, is not intended to constitute tax advice, and does not address all aspects of U.S. federal income taxation that may be relevant to a particular participant in light of his or her personal circumstances and does not describe foreign, state, or local tax consequences, which may be substantially different. Holders of awards under the 2024 Plan are encouraged to consult with their own tax advisors.

Non-Qualified Stock Options and Stock Appreciation Rights. With respect to non-qualified stock options and stock appreciation rights, (i) no income is realized by a participant at the time the award is granted; (ii) generally, at exercise, ordinary income is realized by the participant in an amount equal to the difference between the exercise or base price paid for the shares and the fair market value of the shares on the date of exercise (or, in the case of a cash-settled stock appreciation right, the cash received), and the participant’s employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (iii) upon a subsequent sale of the stock received on exercise, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held, and no deduction will be allowed to such participant’s employer.

Incentive Stock Options. No income is realized by a participant upon the grant or exercise of an incentive stock option, however, such participant will generally be required to include the excess of the fair market value of the shares at exercise over the exercise price in his or her alternative minimum taxable income. If shares are issued to a participant pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to such participant, then (i) upon sale of such shares, any amount realized in excess of the exercise price will be taxed to such participant as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the participant’s employer for federal income tax purposes.

If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, generally (i) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares and (ii) the participant’s employer will generally be entitled to deduct such amount for federal income tax purposes. Any further gain (or loss) realized by the participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

Subject to certain exceptions for disability or death, if an incentive stock option is exercised more than three months following termination of employment, the exercise of the stock option will generally be taxed as the exercise of a non-qualified stock option.

Other Stock-Based Awards. The tax effects related to other stock-based awards under the 2024 Plan are dependent upon the structure of the particular award.

Vote Required

The approval of this proposal requires the affirmative vote of holders of a majority in voting power of the outstanding shares of Common Stock present virtually or by proxy and entitled to vote on this proposal. Abstentions will have the effect of votes against the proposal. “Broker non-votes,” if any, will not have any effect on the adoption of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

VOTE THEIR SHARES “FOR” THE APPROVAL OF THE XBP EUROPE HOLDINGS, INC. 2024 STOCK INCENTIVE PLAN.

EXECUTIVE COMPENSATION

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups (“JOBS”) Act. As an emerging growth company, we are exempt from certain requirements related to executive compensation, including the requirements to hold a non binding advisory stockholder vote on named executive officer compensation, to provide information relating to the ratio of the annual total compensation of our chief executive officer to the median of the annual total compensation of all of our employees (other than our chief executive officer), and to provide information relating to the relationship between the executive compensation actually paid to our named executive officers (“NEOs”) and our financial performance, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act.

Compensation of Our Named Executive Officers

The following table sets forth information regarding the compensation awarded to, earned by, or paid to certain of the Company’s executive officers. As an emerging growth company, the Company has opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for its principal executive officer and its two other most highly compensated executive officers. Throughout this prospectus, these three officers are referred to as the Company’s “named executive officers.”

The compensation reported in this summary compensation table below is not necessarily indicative of how the Company will compensate its named executive officers in the future. We expect that we will continue to review, evaluate and modify our compensation framework and our compensation program could vary significantly from our historical practices.

Summary Compensation Table

The following table sets forth compensation information for our 2023 named executive officers. Prior to the consummation of the Business Combination on November 29, 2023, the Legacy XBP was a wholly-owned indirect subsidiary of Exela that constituted the entirety of Exela’s European business. During 2023, Messrs. Jonovic and Avramovic spent approximately 36% and 83% of their working time on our business (which takes into account the period after consummation of the Business Combination, when they spent all of their working time on our business), and the remainder of their working time during the year on other Exela business matters. Consequently, we have pro-rated the compensation paid to each of Messrs. Jonovic and Avramovic for 2023 for purposes of the Summary Compensation Table to reflect only the approximate portions of their compensation that was earned for work devoted to our business. Messrs. Robu and Jones spent substantially all of their work time devoted to our business in 2023, and accordingly, no pro-ration has been applied to their compensation.

Name and Principal Position(1)	Fiscal Year	Salary ($)(1)	Bonus ($)(1)	All Other Compensation ($)(1)(2)	Total ($)(1)(3)
Andrej Jonovic Chief Executive Officer	2023	$152,100	$0	$292	$152,392
Vitalie Robu	2023	$288,465	$0	$42,364	$330,829
President, EMEA	2022	$285,643	$228,475	$14,977	$529,095
Dejan Avramovic Chief Financial Officer	2023	$248,336	$0	$3,580	$251,916
David Jones(4)	2023	$216,563	$35,036	$118,115	$369,714
Former Senior Vice President, Business Strategy, Sales and Marketing	2022	$210,200	$47,676	$22,870	$280,746

1.	With respect to Mr. Robu, the salary, bonus and other compensation amounts have been converted from Great British pounds to U.S. dollars using the average end of month conversion ratio for 2023 of 1.00 GBP to 1.247 USD. With respect to Mr. Jones, the salary and other compensation amounts have been converted from Euros to U.S. dollars using the average end of month conversion ratio for 2023 of 1.00 EUR to 1.082 USD. No bonus has been awarded to any of Messrs. Jonovic, Robu or Avramovic with respect to 2023 performance as of the date of this prospectus, although a discretionary bonus may be paid in the future. Mr. Jones’ bonus constitutes a commission-based amount determined based upon the performance of the Company’s sales team for 2023.
2.	The amounts reported in this column for 2023 include: (i) for Mr. Jonovic $292 for life insurance coverage, (ii) for Mr. Robu, $2,221 for the cost of his private medical insurance plan in the United Kingdom, $22,751 for a company car, contributions of $17,308 to a UK-based, defined pension plan and $84 for travel insurance; (iii) for Mr. Avramovic, $3,580 for life and medical insurance coverage; and (iv) for Mr. Jones, $1,949 for the cost of his private medical insurance plan in the Netherlands, contributions of $7,219 toward holiday pay and in connection with Mr. Jones’ termination of employment, a one-time payment of $108,947 comprised of statutory transition payment of $54,141, contributions towards his medical insurance coverage of $10,106, holiday pay of $39,323 and commissions of $5,377.
3.	The compensation amounts reflected in the Summary Compensation Table are not necessarily reflective of the amounts of compensation that were reflected in our financial statements for the 2023 fiscal year, primarily due to the fact that such compensation for Messrs. Jonovic and Avramovic was paid by one or more subsidiaries of Exela prior to November 29, 2023, the date of consummation of the Business Combination.
4.	Mr. Jones and Exela Technologies B.V. mutually agreed to terminate his employment agreement, effective December 31, 2023.

Narrative to Summary Compensation Table

Executive Employment Agreements

The compensation paid to Mr. Robu reflected in the summary compensation table was provided pursuant to an employment agreement entered into with HOV Global Services Limited, dated April 23, 2010, pursuant to which Mr. Robu serves as President, EMEA. The employment agreement provides for an indefinite term. During 2023, Mr. Robu received an annual base salary of $285,643, and pursuant to the employment agreement, is entitled to annual increases in his base salary by the greater of (i) ten percent (10%) of his base salary (“Adjustment Percentage”), and (ii) the annual consumer price index of inflation published by the Office for National Statistics of the United Kingdom as of the end of the monthly period following the respective commencement date anniversary, provided that the Company may in its absolute discretion change the Adjustment Percentage, provided, however that the Adjustment Percentage may not be less than the consumer price index. He also receives an annual bonus determined at the discretion of the board of directors of Exela Technologies, currently with a target of 100% of his base salary. The employment agreement also provides that Mr. Robu will be eligible to participate in the HOV Global Services Limited’s private medical health insurance, travel insurance, and, at the expense of the HOV Global Services Limited, a life insurance plan. The severance provisions contained in Mr. Robu’s employment agreement are described below under “— Potential Payments Upon Termination or Change in Control.” Mr. Robu’s employment agreement also contains restrictive covenants, including customary confidentiality and invention assignment covenants, as well as a non-competition covenant that applies during the term of employment and a covenant not to make use of the Company’s confidential information for personal purposes or on behalf of any other company during the term of employment and at all times thereafter.

David W. Jones.   Exela Technologies B.V., an indirect wholly owned subsidiary of the Company, was party to an employment agreement with Mr. Jones, dated January 2, 2019, pursuant to which he served as Senior Vice President, Business Strategy, Sales and Marketing. Mr. Jones’ employment with the Company was terminated on December 31, 2023 by mutual agreement of Exela Technologies B.V. and himself. Under the employment agreement, Mr. Jones was entitled to an annual base salary of $210,200, and pursuant to the employment agreement, a holiday allowance to be paid on June 1 of each year in an amount equal to eight percent (8%) of his annual base salary, and was entitled to participate in a bonus plan, commission, or incentive scheme based on individually-assigned key performance indicators. The employment agreement also provided that Mr. Jones was entitled to a stipend for the cost of his private medical insurance and a travel allowance of $4,162.

The terms of a separation agreement entered into by Exela Technologies B.V. and Mr. Jones are described below under “— Potential Payments Upon Termination or Change in Control.” Mr. Jones’ employment agreement contained restrictive covenants, including customary confidentiality and invention assignment covenants, as well as a non-competition covenant that applies during the term of employment and for a period of 12 months thereafter, and a non-solicitation clause that applies during the term of employment and for a period of 12 months thereafter.

Neither Messrs. Jonovic or Avramovic are parties to an employment agreement with us or an Exela affiliated entity.

Short-Term Incentives

None of Messrs. Jonovic, Robu or Avramovic have been awarded a bonus with respect to 2023 performance, although a discretionary bonus may be paid in the future. Mr. Jones earned commissions based on the sales performance of XBP Europe’s sales team.

Stock Plans, Health and Welfare Plans, and Retirement Plans Health and Welfare Plans.

Our named executive officers are generally eligible to participate in the employee benefit plans generally offered to those employees based in the same country. Mr. Robu is entitled to participate in the private medical insurance and life insurance made available to those employees in the United Kingdom. Mr. Jones was eligible to participate in the employee benefit plans that Exela Technologies B.V. offers to its employees generally, including a private insurance stipend for those employees in the Netherlands. We intend to enter into an arrangement pursuant to which Messrs. Jonovic and Avramovic, as our sole employees in the United States, will be entitled to employee benefits, including health insurance, which may include providing a stipend to such executives to obtain their own coverage.

Retirement Plans.

The Company’s named executive officers are generally eligible to participate in the retirement plans generally offered to those employees based in the same country. Mr. Robu is entitled to participate in the pension scheme made available to those employees in the United Kingdom. With respect to those employees in the Netherlands, Exela Technologies B.V. does not offer any collective or individual pension scheme to its employees. Messrs. Jonovic and Avramovic do not participate in the retirement plans offered by the Company.

Outstanding Equity-Based Awards at Fiscal Year-End

None of our named executive officers held any outstanding equity awards of the Company at December 31, 2023.

Potential Payments Upon Termination or Change in Control

The following summaries describe the potential payments and benefits that the Company would provide in connection with a termination of employment and/or a change in control, in each case, as of December 31, 2023, the last day of XBP Europe’s 2023 fiscal year.

Vitalie Robu.   Pursuant to Mr. Robu’s employment agreement with HOV Global Services Limited, a subsidiary of the Company, if Mr. Robu is terminated other than for gross misconduct or material breach of the terms of his employment agreement (as further detailed in Mr. Robu’s employment agreement), in addition to any statutory entitlements, Mr. Robu will be entitled to six months’ prior notice or payment of his base salary in lieu thereof, payable in the form of salary continuation payments.

David W. Jones.   In connection with the termination of Mr. Jones’ employment, effective December 31, 2023, Mr. Jones and Exela Technologies B.V., a subsidiary of the Company entered into a Termination/Amicable Settlement Agreement, pursuant to which Mr. Jones is expected to receive a one-time payment of €50,000, subject to withholding of any applicable (wage and/or income) taxes and/or the employee part of social security contributions (if any) or other mandatory employee contributions (if any), plus the value of accrued and unused vacation, within one month after the effective date of termination, in exchange for a customary release of claims. Under the Settlement Agreement, Mr. Jones will remain bound by the post-termination provisions of his employment agreement with Exela Technologies B.V dated January 2, 2019, including customary confidentiality and invention assignment covenants, as well as a non-competition covenant and a non-solicitation clause.

Compensation Developments

Our Compensation Committee, working with its independent compensation consultant, is in the process of developing compensation arrangements for our executive officers. This includes establishing, with Board approval, an annual incentive plan, an equity compensation plan (to also be subject to stockholder approval), and a long-term incentive plan pursuant to which equity awards would be made.

The Committee established annual salaries for each of Messrs. Jonovic, Robu and Avramovic, in the amount of $552,000, $434,000 and $399,000, which is subject to ratification of the Board. Additionally, the Committee has proposed annual incentive awards for approval by the Board for Messrs. Jonovic, Robu and Avramovic in the amount of $474,000, $275,000 and $236,000. As of the date of this prospectus, neither the annual incentive plan itself nor performance metrics for 2024 fiscal year have been proposed by the Compensation Committee or adopted.

EXECUTIVE OFFICERS

The following table sets forth the name, age, and position of each of our executive officers as of the Record Date:

Name	Age	Positions Held
Par Chadha *	69	Executive Chairman
Andrej Jonovic *	43	Chief Executive Officer
Vitalie Robu	52	President
Dejan Avramovic	40	Chief Financial Officer

*	Biographical information about Messrs. Chadha and Jonovic is provided above in the section entitled “Proposal No. 1 — Election of Directors.”

Vitalie Robu has served as the President of the Company since the consummation of the Business Combination. Previously, Mr. Robu served as the President of the EMEA region of Exela from January 2019 until November 2023 and served as Chief Operating Officer of the EMEA region since the Novitex Business Combination until January 2019. As President of the Company, Mr. Robu is responsible for all sales, operations and business strategy functions across the EMEA region. Mr. Robu specializes in transaction processing services, technology products, and software solutions, and has over 25 years of international management experience in the private and public sectors. Prior to the Novitex Business Combination, he served as Senior Vice President, Operations for the European region of SourceHOV from 2014. From 2010 to 2014, Mr. Robu held the position of President and Executive Director of DataForce UK, a business process outsourcing and software provider that was part of SourceHOV. Prior to joining the SourceHOV group, Mr. Robu served as Manager of Investment and Insurance Products for Citibank EMEA in London from 2007 to 2010. Mr. Robu has degrees in International Relations from the National School for Political Studies, Bucharest and Physics from the State University of Moldova, and earned an MBA from IMD — International Institute for Management Development, Lausanne.

Dejan Avramovic has served as Chief Financial Officer of the Company since the consummation of the Business Combination. Mr. Avramovic is responsible for finance, accounting, financial reporting, internal controls and investor relations. Previously, Mr. Avramovic served in various finance positions continuously since joining affiliates of Exela in May 2017, including most recently as Senior Vice President, Global Finance, from July 2019 until November 2023. Mr. Avramovic’s prior experience includes eleven years of public company audit and transaction advisory services at Deloitte & Touche LLP, a global accounting and advisory firm. Mr. Avramovic holds an undergraduate degree in accounting from Chicago State University and an M.B.A. degree from the University of Chicago Booth School of Business. Mr. Avramovic is a registered Certified Public Accountant, however, the license is currently inactive.

OWNERSHIP OF EQUITY SECURITIES

Principal Holders of Common Stock

The following table sets forth information known to the Company regarding the beneficial ownership of the Common Stock as of April 17, 2024, by:

●	each person or “group” who is known by the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock;
●	each of the Company’s named executive officers and directors; and
●	all current executive officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

This table is based upon information supplied by officers, directors and principal stockholders and Schedule 13D and Forms 3 and 4 filed with the SEC. Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them. The beneficial ownership percentages of Common Stock of the Company are based on 30,166,102 shares of Common Stock issued and outstanding as of April 17, 2024.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	% of Class
Directors and Executive Officers(1)
Par Chadha	—	*
Andrej Jonovic	—	*
Vitalie Robu	—	*
Dejan Avramovic	—	*
David Jones	—	*
J. Coley Clark	—	*
James G. Reynolds	—	*
Martin P. Akins	—	*
All executive officers and directors as a group (seven individuals)	—	*

5% or More Stockholders:
Exela Technologies, Inc.(2)	21,802,689	72.3
CFAC Holdings VIII, LLC(3)	6,449,404	22.9

(*)	Represents holdings of less than one percent.
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o XBP Europe Holdings, Inc., 2701 E. Grauwyler Rd., Irving, TX
(2)	Exela’s wholly owned subsidiary, BTC International, is the record holder of the shares. BTC International is a direct, wholly owned subsidiary of XCV-EMEA, LLC. ETI-XCV, LLC is the sole member of XCV-EMEA, LLC. ETI-XCV Holdings, LLC is the sole member of ETI-XCV, LLC. Exela Technologies, Inc. is the sole member of ETI-XCV Holdings, LLC, and, therefore, is deemed to have beneficial ownership of the shares of Common Stock held directly by BTC International. The business address of Exela is 2701 E. Grauwyler Rd., Irving, TX.

(3)	CFAC Holdings VIII, LLC (“Sponsor”) is the record holder of the shares. Cantor Fitzgerald, L.P., a Delaware limited partnership (“Cantor”) is the sole member of the Sponsor. CF Group Management, Inc., a New York corporation (“CFGM”) is the managing general partner of Cantor. Mr. Lutnick is the Chairman and Chief Executive Officer of CFGM, and is the trustee of CFGM’s sole stockholder. As such, each of Cantor, CFGM and Mr. Lutnick may be deemed to have beneficial ownership of the shares of Common Stock held directly by the Sponsor. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. Includes 6,064,404 shares of common stock held by CFAC and 385,000 shares of common stock underlying an equal number of warrants to purchase shares of common stock held by CFAC which are exercisable within 60 days. The business address of the Sponsor is 110 East 59th Street, New York, NY 10022

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have adopted a written policy requiring that any related person transaction that would require disclosure under Item 404(a) of Regulation S-K under the Exchange Act be reviewed and approved by our audit committee or, if the audit committee is not able to review the transaction for any reason, the chairman of the audit committee. Compensation matters regarding our executive officers or directors are reviewed and approved by our compensation committee. All relevant factors with respect to a proposed related person transaction will be considered, and such a transaction will only be approved if it is in our and our stockholders’ best interests. Related persons include our major stockholders and directors and officers, as well as immediate family members of directors and officers.

XBP participated in the following transactions with related persons that are required to be reported under the SEC’s rules:

Founder Shares

On July 8, 2020, the Sponsor purchased 5,750,000 shares of CFVIII Class B Common Stock for an aggregate price of $25,000 or approximately $0.004 per share. In March 2021, the Sponsor transferred 10,000 shares of CFVIII Class B Common Stock to each of Mr. Hochberg and Ms. Blechman, each an independent director of CFVIII. On March 11, 2021, CFVIII effected a 1.1-for-1 stock split. All share and per share amounts included in CFVIII’s financial statements elsewhere in this prospectus have been retroactively adjusted. On March 16, 2021, following consummation of the IPO, the Sponsor returned to CFVIII, at no cost, an aggregate of 75,000 shares of CFVIII Class B Common Stock in connection with the underwriters’ decision not to exercise the remaining portion of their over-allotment option, all of which were cancelled, resulting in an aggregate of 6,250,000 shares of CFVIII Class B Common Stock outstanding on such date and held by the Sponsor and two of the independent directors of CFVIII.

On March 6, 2023, CFVIII issued 5,000,000 shares of CFVIII Class A Common Stock to the Sponsor upon the conversion of 5,000,000 shares of CFVIII Class B Common Stock held by the Sponsor.

Upon effectiveness of the Merger, the outstanding shares of CFVIII Class B Common Stock automatically converted into shares of CFVIII Class A Common Stock on a one-to-one basis (and immediately thereafter, upon effectiveness of the Charter, converted into shares of Common Stock (of the Company), also on a one-to-one basis. The Founder Shares are subject to certain transfer restrictions described herein. The Sponsor is a Delaware limited liability company. It is not controlled by, and does not have substantial ties to, any non-U.S. person.

Placement Units

Simultaneously with the closing of the IPO, the Sponsor purchased 540,000 Placement Units at a price of $10.00 per Placement Unit ($5,400,000 in the aggregate). Each Placement Unit consists of one share of CFVIII Class A Common Stock and one-fourth of one Placement Warrant. Each whole Placement Warrant sold as part of the Placement Units is exercisable for one share of CFVIII Class A Common Stock at a price of $11.50 per share. The proceeds from the Placement Units were added to net proceeds from the IPO that were deposited in the Trust Account (resulting in, upon consummation of the IPO, the Trust Account holding $10.00 per share of CFVIII Class A Common Stock). The Placement

Warrants are non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. The Placement Warrants will expire November 29, 2028 or earlier upon redemption or liquidation.

In March 2022, the Sponsor transferred 2,500 Placement Shares to Mr. Sharp and CFVIII agreed to pay Mr. Sharp $25,000 to serve as a director of CFVIII, which payment was made on March 1, 2023 (and concurrently with the Closing, Mr. Sharp resigned as director).

Underwriting Agreement

Pursuant to an underwriting agreement, dated March 11, 2021, between CFVIII, on the one hand, and Cantor Fitzgerald & Co., a New York general partnership (“CF&Co)” and Odeon Capital Group LLC (“Odeon”), on the other hand, CFVIII paid a total of $4,400,000 in underwriting discounts and commissions for CF&Co.’s services as the representative of the underwriters in the IPO and $100,000 to Odeon for serving as the qualified independent underwriter.

Forward Purchase Contract

In connection with the closing of the IPO, on March 11, 2021, the Sponsor and CFVIII entered into the Forward Purchase Contract, pursuant to which the Sponsor agreed to purchase, and CFVIII agreed to issue and sell to the Sponsor, concurrently with the consummation of CFVIII’s initial business combination, 1,250,000 shares of CFVIII Class A Common Stock and 250,000 Warrants, for an aggregate purchase price of $10.0 million. These securities were issued on the closing date of the Business Combination and the shares were converted into shares of Common Stock.

Business Combination Marketing Agreement

Pursuant to the Business Combination Marketing Agreement, CFVIII engaged CF&Co. as an advisor in connection with CFVIII’s initial business combination to assist CFVIII in arranging meetings with CFVIII Stockholders to discuss any potential initial business combination and the target business’ attributes, introducing CFVIII to potential investors that are interested in purchasing CFVIII’s securities, and assisting CFVIII with its press releases and public filings in connection with any initial business combination. Pursuant to the Business Combination Marketing Agreement, CFVIII agreed to pay CF&Co. a cash fee for such services upon the consummation of its initial business combination in an amount equal to $9,350,000. However, in connection with the Merger, CF&Co. waived such fee (which became effective upon the Closing).

Engagement Letter

Pursuant to the engagement letter dated October 7, 2022 (the “Engagement Letter”), CFVIII engaged CF&Co. to act as its exclusive financial advisor for the Business Combination, in connection with which CF&Co. agreed to perform customary services for CFVIII in connection with the Business Combination. CF&Co. was not entitled to any fees for its services under the Engagement Letter, although it was entitled to reimbursement for expenses incurred in connection with its services and is entitled to indemnification by the Company.

Related Party Loans and Other Transactions

In order to finance transaction costs in connection with an intended business combination, the Sponsor loaned CFVIII $1,750,000 pursuant to the Sponsor Loan to fund CFVIII’s expenses relating to investigating and selecting a target business and for other working capital requirements after the IPO and prior to a business combination.

Because the Sponsor Loan was insufficient to cover the working capital requirements of CFVIII, the Sponsor agreed to make loans to CFVIII.

On June 30, 2022, CFVIII entered into the First Working Capital Loan, which was fully drawn by CFVIII.

On October 14, 2022, CFVIII entered into the Second Working Capital Loan, which was fully drawn by CFVIII.

On March 31, 2023, CFVIII entered into the Third Working Capital Loan, which was fully drawn by CFVIII.

On August 31, 2023, CFVIII entered into the Fourth Working Capital Loan.

Each of the First Working Capital Loan, the Second Working Capital Loan, the Third Working Capital Loan and the Fourth Working Capital Loan bore no interest and were due and payable upon the Closing.

On March 9, 2022, the Sponsor loaned CFVIII $4,424,015 ($0.20 for each CFVIII Public Share not redeemed in connection with the First Extension) pursuant to the First Extension Loan.

On September 30, 2022, the Sponsor loaned CFVIII $976,832 ($0.33 for each CFVIII Public Share that was not redeemed in connection with the Second Extension) pursuant to the Second Extension Loan.

On March 15, 2023, CFVIII entered into the Third Extension Loan pursuant to which the Sponsor loaned CFVIII $344,781 ($0.04 per share per month, or $0.24 per share for all six months of the Third Extension, for each CFVIII Public Share that was not redeemed in connection with the Third Extension).

In connection with the execution of the Merger Agreement, the Sponsor agreed that the Sponsor Loan, the Extension Loans and the Working Capital Loans would be repaid in the form of newly issued shares of CFVIII Class A Common Stock, at a value of $10.00 per share, in accordance with, and subject to the exceptions set forth in, the Merger Agreement. On November 29, 2023, in connection with the consummation of the Merger and as contemplated by the Merger Agreement, the Company issued 1,020,480 Loan Shares to the Sponsor in satisfaction of such outstanding amounts.

As of September 30, 2023 and December 31, 2022, the carrying amounts of the loans payable by CFVIII to the Sponsor were approximately $9,906,000 and $8,200,000, respectively. As of September 30, 2023 and December 31, 2022, the face amounts of these loans were approximately $9,906,000 and $8,500,000, respectively.

Sponsor Support Agreement

Contemporaneously with the execution of the Merger Agreement, CFVIII entered into a Sponsor Support Agreement with the Sponsor, BTC International and Legacy XBP, pursuant to which, among other things, the Sponsor agreed (i) to vote its shares of CFVIII Capital Stock in favor of the Merger Agreement and each of the Proposals, and to not transfer such shares, (ii) to subject certain of its shares of CFVIII Capital Stock to additional transfer restrictions after Closing, (iii) not to redeem any of its shares of CFVIII Capital Stock in connection with the Transactions, (iv) to waive the anti-dilution rights with respect to the shares of CFVIII Class B Common Stock under the CFVIII Charter, (v) upon Closing, to forfeit for cancellation 733,400 of its Founder Shares, and (vi) to convert its right to repayment under any outstanding loans from the Sponsor (including the Sponsor Loan, the Extension Loans, and the Working Capital Loans) due by CFVIII upon Closing to be in the form of newly issued shares of CFVIII Class A Common Stock at a value of $10.00 per share, except as otherwise set forth in the Merger Agreement. Additionally, the Sponsor agreed not to solicit, negotiate or enter into competing transactions as further provided in the Sponsor Support Agreement.

Pursuant to the Sponsor Support Agreement, 5,494,600 Founder Shares and 250,000 Promote Forward Purchase Shares, may not be sold or transferred until the earlier of (i) the one year anniversary of the consummation of the Business Combination and (ii) the date on which the Company consummates a liquidation, merger, capital stock exchange, reorganization, or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

Notwithstanding the foregoing, Sponsor is permitted to transfer its securities, among other ways, (i) to any current or future affiliate of the Sponsor or to any member(s), officers, directors or employees of the Sponsor or any of its current or future affiliates, (ii) in the case of an individual by gift to an immediate family member or trust, which has a beneficiary that is a member of such individual’s immediate family, a current affiliate of such individual or a charitable organization, by private sale or transfer made in connection with any forward purchase agreement or similar arrangement, (iii) upon dissolution of Sponsor, provided that such permitted transferees agree in writing to be subject to receive and hold any shares of Common Stock received subject to the same lock-up restrictions.

In connection with the Closing, the Sponsor Support Agreement and certain of its provisions terminated and are of no further force or effect.

Underwriting Agreement

Pursuant to an underwriting agreement, dated January 15, 2015, between QAC 2, on the one hand, and Deutsche Bank Securities Inc. and CF&Co., as representatives of the several underwriters, on the other hand, at closing of its initial public offering, QAC 2 paid CF&Co. a total of $3.25 million in underwriting discounts and commissions for CF&Co.’s services as a representative of the underwriters in QAC 2’s initial public offering, and upon consummation of QAC 2’s initial business combination with Exela, CF&Co. was entitled to be paid by QAC 2 an additional $6.125 million in deferred underwriting fees, a portion of which fees were paid in July 2017 pursuant to a combination of cash and shares of Exela. CF&Co. also acted as capital markets advisor in connection with QAC 2’s initial business combination with Exela.

Share Buyback Program

CF&Co. acted as agent in connection with Exela’s share buyback program announced in November 2017 and which expired in November 2019, and pursuant to which Exela repurchased shares of common stock for an aggregate purchase price of approximately $10.8 million. In connection with its role as agent, CF&Co. was paid customary fees.

At-the-Market Sales Program

CF&Co. is currently acting as a distribution agent in the At-the-Market Program announced by Exela in May 2022 pursuant to which it may offer and sell up to $250 million of newly issued shares of common stock. In connection with its role as a distribution agent, CF&Co. may be paid a commission of up to 5.0% of gross sales made by it as agent in the ATM Program. CF&Co. last made sales under the ATM Program in July 2022.

Ultimate Parent Support Agreement

Concurrently with the execution of the Merger Agreement, CFVIII entered into an Ultimate Parent Support Agreement with the Ultimate Parent, an indirect parent of BTC International and wholly owned subsidiary of Exela, pursuant to which, among other things, the Ultimate Parent agreed (i) to cause its direct and indirect subsidiaries to vote their shares of BTC International in favor of the Merger Agreement and other resolutions needed to consummate the Business Combination and the Transactions, and to not transfer such shares, and (ii) not to take any action that would hinder or prevent the consummation of the Business Combination or the other Transactions. Additionally, Ultimate Parent agreed not to solicit, negotiate or enter into competing transactions as further provided in the Ultimate Parent Support Agreement. In addition, on or prior to Closing, (i) $13,105,851 of intercompany loans due to the Ultimate Parent and/or certain of its subsidiaries from Legacy XBP were contributed to the capital of Legacy XBP (or such intercompany loans were otherwise satisfied without payment by Legacy XBP), and (ii) on Closing, out of an additional amount of $8,365,801 of intercompany payables due from Legacy XBP to the Ultimate Parent and/or certain of its subsidiaries, CFVIII issued to the Ultimate Parent or such other payees 418,290 shares of Common Stock (in satisfaction of $4,182,900 of intercompany payables), with the remaining $4,182,901 still outstanding.

In connection with the Closing, the Ultimate Parent Support Agreement and all of its provisions terminated and are of no further force or effect.

Lock-Up Agreement

Concurrently with the execution of the Merger Agreement, CFVIII entered into the Lock-Up Agreement with Legacy XBP and BTC International, pursuant to which BTC International agreed that all securities of the Company held by it immediately following the Closing (representing 72.3% or our outstanding shares of Common Stock as of February 7, 2024) will be locked-up and subject to transfer restrictions until the earlier of: (i) the one year anniversary of the date of the Closing, and (ii) the date on which the Company consummates a liquidation, merger, capital stock exchange, reorganization, or other similar transaction after the Closing which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property; provided, that BTC International shall be permitted to make transfers (i) by virtue of the laws of the state the entity’s organization and the entity’s organizational documents upon dissolution of the entity, (ii) as a bona fide gift, or to a charitable organization or educational institution in a transaction not involving a disposition for value, and (iii) to a subsidiary of Exela, that is not a restricted subsidiary or subsidiary guarantor as defined in Exela’s credit documents, provided that any such permitted transferee agrees in writing to be subject to receive and hold any shares of Common Stock received subject to the same lock-up restrictions.

The restrictions on transfer pursuant to the Lock-up Agreement may be waived upon the agreement of the Company, Legacy XBP and BTC International.

Services Agreement

Concurrently with the Closing, Legacy XBP and Exela BPA entered into a Services Agreement. The Services Agreement requires Exela BPA, its affiliates and its permitted subcontractors to provide to Legacy XBP and its subsidiaries, the services, access to facilities, personnel, equipment, software and hardware and other assistance that were provided to Legacy XBP and its subsidiaries during the twelve (12) months prior to the Closing Date. Exela BPA is also required to respond in good faith to any request from Legacy XBP for new services or services in excess of those provided in the twelve (12) months prior to the Closing Date.

The Services Agreement provides that, prior to the earlier of (i) the two year anniversary of the Closing Date, and (ii) the date on which Exela BPA no longer beneficially owns 80% of the issued and outstanding Common Stock of Legacy XBP, Legacy XBP will not solicit, negotiate or enter into competing transactions (other than pursuant to any post-Closing acquired entities or as consented to by Exela BPA), outside of Europe, Africa, or the Middle East. The Services Agreement also provides that prior to the two year anniversary of the Closing Date, Exela BPA, its subsidiaries, and Exela will not solicit, negotiate or enter into competing transactions services (other than pursuant to any post-Closing acquired entities or as consented to by Exela BPA), in Europe, Africa or the Middle East.

The Services Agreement has an initial term of twelve (12) months and will continue beyond such term to the extent that the parties thereto have mutually agreed a longer term for any individual service. Services shall generally be charged at cost plus 8%, or as otherwise agreed or required by law.

Intercompany Confidentiality and Intellectual Property License Agreement

Concurrently with the execution of the Merger Agreement, Legacy XBP entered into the License Agreement with certain affiliates of the Ultimate Parent, pursuant to which the XBP Companies both granted to their affiliates and received from their affiliates, a world-wide, non-exclusive, royalty-free, perpetual, irrevocable license to intellectual property in existence at Closing for use in the same manner as used by prior to Closing. The License Agreement includes limited restrictions on sublicenses and assignments to certain parties, and contemplates the purchase of post-Closing improvements at negotiated royalties. Additionally, the License Agreement includes customary confidentiality and indemnification obligations from both licensors and licensees.

Tax Sharing Agreement

Concurrently with the Closing, Exela, Legacy XBP, and the Company entered into a Tax Sharing Agreement. The Tax Sharing Agreement requires Exela to indemnify and hold harmless the Company and its subsidiaries from and against any taxes of any consolidated, combined, or unitary group for U.S. federal (and applicable state and local) tax purposes that includes any of Exela and its affiliates (excluding Legacy XBP and its subsidiaries) and any of the Company and its subsidiaries (the “Exela Consolidated Group”) imposed on the Company or any of its subsidiaries as a result of being a member of such Exela Consolidated Group for any tax year of Legacy XBP or its subsidiaries ending on or prior to the Closing Date.

The Tax Sharing Agreement also provides that if the Company (or its subsidiaries) is eligible to be included in an Exela Consolidated Group after the Closing Date, (i) Exela will file income tax returns for the Exela Consolidated Group, (ii) the Company will make periodic payments to Exela in such amounts as the estimated tax payments that would be due from the consolidated group that consisting of the Company and its subsidiaries (the “XBP Consolidated Group”) if the XBP Consolidated Group were not included in the Exela Consolidated Group, and (iii) Exela will pay the entire federal (and applicable state and local) income tax liability of the Exela Consolidated Group and will indemnify and hold harmless the XBP Consolidated Group against any such liability (other than the XBP Consolidated Group’s share of such liability). The Tax Sharing Agreement also sets forth rules related to allocating income, losses and credits to the XBP Consolidated Group, preparing consolidated tax returns of the Exela Consolidated Group, and conducting tax audits and litigation involving the Exela Consolidated Group.

Amended and Restated Registration Rights Agreement

Concurrently with the Closing, the Company, the Sponsor, the former independent directors of the Company, and BTC International entered into the Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company is obligated to file one or more registration statements to register the resales of Common Stock held by the parties to the Registration Rights Agreement after the Closing. Holders of CFVIII Class A Common Stock who were party to the Registration Rights Agreement dated March 11, 2021 between CFVIII and such holders (the “Existing Holders”) or the parties listed under the New Holders on the signature page to the Registration Rights Agreement (the “New Holders”), in each case holding a majority of the registrable securities owned by all the Existing Holders or New Holders, as applicable, are entitled under the Registration Rights Agreement to make a written demand for registration under the Securities Act of all or part of their registrable securities (up to a maximum of two demand registrations by the Sponsor, or five demand registrations by the New Holders). In addition, pursuant to the terms of the Registration Rights Agreement and subject to certain requirements and customary conditions, the Company must file a registration statement on Form S-1 to register the resale of the registrable securities of the Company held by Existing Holders and the New Holders and any person or entity who becomes a party to the Registration Rights Agreement (“Holders”). The Registration Rights Agreement also provides such Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Under the Registration Rights Agreement, the Company indemnifies such Holders and certain persons or entities related to such Holders such as their officers, directors, and control persons against any losses or damages resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement or prospectus pursuant to which the Holders sell their registrable securities, or any omission or alleged omission of a material fact required to be stated therein to make any statements made therein not misleading, unless such liability arose from such Holder’s misstatement or alleged misstatement, or omission or alleged omission, and the Holders including registrable securities in any registration statement or prospectus will indemnify the Company and certain persons or entities related to the Company such as its officers and directors and underwriters against all losses caused by their misstatements or omissions (or alleged misstatements or omissions) in those documents.

Exela Technologies, Inc.

Prior to the Business Combination, Legacy XBP was a wholly owned indirect subsidiary of Exela. The Company (and indirectly, Legacy XBP) continues to be majority owned by Exela and, therefore, Exela continues to control a significant percentage of the outstanding voting power of the Company and Legacy XBP. So long as this ownership and control continues, Exela, along with its directors and management team, including its Executive Chairman, Par Chadha, will generally will have the ability to control the outcome of any matter submitted for the vote of the Company’s stockholders, including the election and removal of directors, changes to the size of the Board, any amendment to the Charter and Bylaws, and the approval of any merger or other significant corporate transaction, including a sale of substantially all of the Company’s assets (other than in certain circumstances set forth in the Charter or Bylaws). In addition, Legacy XBP relies on the services that Exela has provided in the past and in the event that Exela fails to provide such services in the future, as more fully described in “Certain Relationships and Related Person Transactions — Services Agreement.” Given these relationships, the Company will continue to rely on Exela.

Intercompany Loan Agreement

Subsidiaries of Legacy XBP entered into four related party loan notes with two affiliates of Exela, three of the notes are dated September 4, 2023 (and subsequently amended on September 15, 2023) and one note is dated September 15, 2023. The notes have an aggregate principal amount of $1.5 million, a ten year term and bear annual interest at 6%.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of our Common Stock to file reports with the SEC. of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who own more than 10% of our Common Stock to file reports with the SEC. Based solely on a review of the copies of reports furnished to us and written representations that no other reports were required, the Company believes that, during fiscal 2023, all filing requirements were met on a timely basis.

Solicitation of Proxies

The Company pays all of the costs of soliciting proxies. We will ask banks, brokers and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our Common Stock and to obtain the authority of executed proxies. We will reimburse them for their reasonable expenses. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be significant.

Stockholder Proposals for 2025 Annual Meeting

Any stockholder who intends to present a proposal for inclusion in our proxy materials for our 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must deliver the proposal to the Corporate Secretary of the Company at our principal executive offices, located at 2701 E. Grauwyler Rd., Irving, Texas 75061, not less than one hundred and twenty (120) days prior to the date of this Proxy Statement. However, if the date of next year’s Annual Meeting is changed by more than thirty (30) days from the date of this year’s meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials.

Any stockholder who intends to nominate a candidate for director election at the 2024 Annual Meeting of Stockholders or who intends to submit a proposal pursuant to our Bylaws without including such proposal in our proxy materials pursuant to Rule 14a-8 must deliver timely notice of the nomination or the proposal to the Corporate Secretary of the Company at our principal executive offices, located at 2701 E. Grauwyler Rd., Irving, Texas 75061, in the form provided in, and by the date required by, our Bylaws. To be timely, a stockholder’s notice must be delivered to or mailed and received by the Secretary not more than ninety (90) days and not less than sixty (60) days prior to our 2025 Annual Meeting; provided, however, that in the event that the date of annual meeting is more than thirty (30) days before or more than sixty (60) days after the one-year anniversary of the date of the preceding year’s annual meeting, notice by a stockholder, to be timely, must be delivered to or mailed and received by the Secretary no later than the ninetieth (90th) day prior to such annual meeting or, if later, the close of business on the tenth (10th) following the day on which the public announcement of the date of the annual meeting was first made. The written notice must include certain information and satisfy the requirements set forth in our Bylaws, a copy of which will be sent to any stockholder upon written request to the Corporate Secretary of the Company.

Communications with the Board

Stockholders and other interested parties wishing to communicate with the Board of Directors, the non-management directors or with an individual Board member concerning the Company may do so by writing to the Board, to the non-management directors or to the particular Board member and mailing the correspondence to XBP Europe Holdings, Inc., 2701 E. Grauwyler Rd., Irving, Texas 75061, Attention: Secretary. If from a stockholder, the envelope should indicate that it contains a stockholder communication. All such communications will be forwarded to the director or directors to whom the communications are addressed.

Householding

Under SEC rules, a single set of proxy statements and annual reports may be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as “householding,” reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. At the present time, we do not “household” for any of our stockholders of record. If a stockholder holds shares in street name, however, such beneficial holder’s bank, broker or other nominee may be delivering only one copy of our Proxy Statement and Annual Report on Form 10-K to multiple stockholders of the same household who share the same address, and may continue to do so, unless such stockholder’s bank, broker or other nominee has received contrary instructions from one or more of the affected stockholders in the household. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement and our Annual Report on Form 10-K to a stockholder at a shared address to which a single copy of the documents was delivered. A beneficial holder who wishes to receive a separate copy of our Proxy Statement and Annual Report on Form 10-K, now or in the future, should submit this request by writing to Exela Technologies, Inc., 2701 E. Grauwyler Rd., Irving, Texas 75061, Attention: Investor Relations Department, or by calling our Investor Relations Department at 1-(844) 935-2832. Beneficial holders sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future should contact their bank, broker or other nominee directly to request that only a single copy of each document be mailed to all stockholders at the shared address in the future. Stockholders of record receiving multiple copies of our Proxy Statement and Annual Report on Form 10-K may request householding by contacting our Investor Relations Department either in writing or by telephone at the above address or phone number.

Access to Virtual-only Meeting and Participation at the virtual Annual Meeting

As described in the Notice of Annual Meeting and Proxy Statement, you are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on the Record Date. You will not be able to attend the Annual Meeting in person. Instead, you can attend the Annual Meeting by accessing the virtual meeting center at www.virtualshareholdermeeting.com/XBP2024.

●	Stockholders of Record: If you were a stockholder of record at the close of business on April 17, 2024 (i.e., your shares are held in your own name in the records of our transfer agent), you can attend the Annual Meeting by accessing the meeting center www.virtualshareholdermeeting.com/XBP2024 entering the 16-digit control number on the proxy previously received.
●	Beneficial Owners: If you were a beneficial owner of Common Stock at the close of business on April 17, 2024 (i.e., your shares are held by your broker in “street name”), you can attend the Annual Meeting by accessing the meeting center at www.virtualshareholdermeeting.com/XBP2024 and entering the 16-digit control number found on the notice and instructions received from your broker or other nominee.

If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting as a guest, but you will not be able to vote your shares or submit questions during the Annual Meeting.

Instructions on how to connect to the Annual Meeting and participate via the Internet, including how to demonstrate proof of stock ownership, ask questions, and vote your shares, are posted at www.virtualshareholdermeeting.com/XBP2024.

Stockholders will also be able to submit questions through the platform being used for the Annual Meeting. Stockholders may ask questions that are confined to matters properly presented at the Annual Meeting and of general concern to the Company. The Company will use reasonable efforts to answer all questions pertinent to meeting matters during the Annual Meeting, subject to time constraints and the rules of conduct for the Annual Meeting. If we receive questions on similar topics, we may group such questions together and provide a single response.

The Annual Meeting will begin promptly at 1:00 p.m. (Eastern Time) on June 13, 2024. We encourage you to access the Annual Meeting prior to the start time. Online access will open approximately at 12:45 p.m. (Eastern Time), and you should allow ample time to log in to the Annual Meeting and test your computer audio system. We recommend that you carefully review in advance the procedures needed to gain admission to the Annual Meeting.

Technical Difficulties

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log in page.

The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. You should ensure that you have a strong Internet connection wherever they intend to participate in the Annual Meeting. You should also give yourself plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Annual Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY IN ADVANCE OF THE ANNUAL MEETING.

ANNEX A

XBP EUROPE HOLDINGS, INC.

2024 Stock Incentive Plan

Effective          , 2024

1.	Purpose.

The purpose of the Plan is to assist the Company in attracting, retaining, motivating, and rewarding certain employees, officers, directors, and consultants of the Company and its Affiliates and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of such individuals with those of such stockholders. The Plan authorizes the award of Stock-based and cash-based incentives to Eligible Persons to encourage such Eligible Persons to expend maximum effort in the creation of stockholder value.

2.	Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.
(b)“Award” means any Option, award of Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Award, or other Stock-based award granted under the Plan.
(c)“Award Agreement” means an Option Agreement, a Restricted Stock Agreement, an RSU Agreement, a SAR Agreement, a Performance Award Agreement, or an agreement governing the grant of any other Stock-based Award granted under the Plan.
(d)“Board” means the Board of Directors of the Company.
(e)“Cause” means, with respect to a Participant and in the absence of an Award Agreement or Participant Agreement otherwise defining Cause, (1) the Participant’s plea of nolo contendere to, conviction of or indictment for, any crime (whether or not involving the Company or its Affiliates) (i) constituting a felony or (ii) that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant’s duties to the Service Recipient, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business or reputation of the Company or its Affiliates, (2) conduct of the Participant, in connection with his or her employment or service, that has resulted, or could reasonably be expected to result, in material injury to the business or reputation of the Company or its Affiliates, (3) any material violation of the policies of the Service Recipient, including, but not limited to, those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Service Recipient; (4) the Participant’s act(s) of gross negligence or willful misconduct in the course of his or her employment or service with the Service Recipient; (5) misappropriation by the Participant of any assets or business opportunities of the Company or its Affiliates; (6) embezzlement or fraud committed by the Participant, at the Participant’s direction, or with the Participant’s prior actual knowledge; or (7) willful neglect in the performance of the Participant’s duties for the Service Recipient or willful or repeated failure or refusal to perform such duties. If, subsequent to the Termination of a Participant for any reason other than by the Service Recipient for Cause, it is discovered that the Participant’s employment or service could have been terminated for Cause, such Participant’s employment or service shall, at the discretion of the Committee, be deemed to have been terminated by the Service Recipient for Cause for all purposes under the Plan, and the Participant shall be required to repay to the Company all amounts received by him or her in respect of any Award following such Termination that would have been forfeited under the Plan had such Termination been by the Service Recipient for Cause. In the event that there is an Award Agreement or Participant Agreement defining Cause, “Cause” shall have the meaning provided in such agreement, and a Termination by the Service Recipient for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such Award Agreement or Participant Agreement are complied with.

(f)“Change in Control” means:
(1)a change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the U.S. Securities and Exchange Commission or similar non-U.S. regulatory agency or pursuant to a Non-Control Transaction) whereby any “person” (as defined in Section 3(a)(9) of the Exchange Act) or any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Company or any of its Affiliates, an employee benefit plan sponsored or maintained by the Company or any of its Affiliates (or its related trust), or any underwriter temporarily holding securities pursuant to an offering of such securities, directly or indirectly acquire “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities eligible to vote in the election of the Board (the “Company Voting Securities”);
(2)the date, within any consecutive twenty-four (24) month period commencing on or after the Effective Date, upon which individuals who constitute the Board as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director subsequent to the Effective Date whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then constituting the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (including, but not limited to, a consent solicitation) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;
(3)the consummation of a merger, consolidation, share exchange, or similar form of corporate transaction involving the Company or any of its Affiliates that requires the approval of the Company’s stockholders (whether for such transaction, the issuance of securities in the transaction or otherwise) (a “Reorganization”), unless immediately following such Reorganization (i) more than fifty percent (50%) of the total voting power of (A) the corporation resulting from such Reorganization (the “Surviving Company”) or (B) if applicable, the ultimate parent corporation that has, directly or indirectly, beneficial ownership of one hundred percent (100%) of the voting securities of the Surviving Company (the “Parent Company”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among holders thereof immediately prior to such Reorganization, (ii) no person, other than an employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company (or its related trust), is or becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company, or if there is no Parent Company, the Surviving Company, and (iii) at least a majority of the members of the board of directors of the Parent Company, or if there is no Parent Company, the Surviving Company, following the consummation of such Reorganization are members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization (any Reorganization which satisfies all of the criteria specified in clauses (i), (ii), and (iii) above shall be a “Non-Control Transaction”); or

(4)the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” (as defined in Section 3(a)(9) of the Exchange Act) or to any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Company’s Affiliates.

Notwithstanding the foregoing, (x) a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of fifty percent (50%) or more of the Company Voting Securities as a result of an acquisition of Company Voting Securities by the Company that reduces the number of Company Voting Securities outstanding; provided that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then be deemed to occur, and (y) with respect to the payment of any amount that constitutes a deferral of compensation subject to Section 409A of the Code payable upon a Change in Control, a Change in Control shall not be deemed to have occurred, unless the Change in Control constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A(a)(2)(A)(v) of the Code.

(g)“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.
(h)“Committee” means the Board or such other committee consisting of two or more individuals appointed by the Board to administer the Plan and each other individual or committee of individuals designated to exercise authority under the Plan.
(i)“Company” means XBP Europe Holdings, Inc., a Delaware corporation.
(j)“Company Group” means the Company, together with each direct or indirect subsidiary of the Company.
(k)“Corporate Event” has the meaning set forth in Section 11(b) hereof.
(l)“Data” has the meaning set forth in Section 22(f) hereof.
(m)“Detrimental Activity” has the meaning set forth in Section 12(a) hereof.
(n)“Disability” means, in the absence of an Award Agreement or Participant Agreement otherwise defining Disability, the permanent and total disability of such Participant within the meaning of Section 22(e)(3) of the Code. In the event that there is an Award Agreement or Participant Agreement defining Disability, “Disability” shall have the meaning provided in such Award Agreement or Participant Agreement.
(o)“Disqualifying Disposition” means any disposition (including any sale) of Stock acquired upon the exercise of an Incentive Stock Option made within the period that ends either (1) two years after the date on which the Participant was granted the Incentive Stock Option or (2) one year after the date upon which the Participant acquired the Stock.
(p)“Effective Date” means                  , 2024.
(q)“Eligible Person” means (1) each employee and officer of the Company or any of its Affiliates, (2) each non-employee director of the Company or any of its Affiliates; (3) each other natural Person who provides substantial services to the Company or any of its Affiliates as a consultant or advisor (or a wholly owned alter ego entity of the natural Person providing such services of which such Person is an employee, stockholder or partner) and who is designated as eligible by the Committee, and (4) each natural Person who has been offered employment by the Company or any of its Affiliates; provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such Person has commenced employment or service with the Company or its Affiliates; provided further, however, that

(i)with respect to any Award that is intended to qualify as a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code, the term “Affiliate” as used in this Section 2(q) shall include only those corporations or other entities in the unbroken chain of corporations or other entities beginning with the Company where each of the corporations or other entities in the unbroken chain other than the last corporation or other entity owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations or other entities in the chain, and (ii) with respect to any Award that is intended to be an Incentive Stock Option, the term “Affiliate” as used in this Section 2(q) shall include only those entities that qualify as a “subsidiary corporation” with respect to the Company within the meaning of Section 424(f) of the Code. An employee on an approved leave of absence may be considered as still in the employ of the Company or any of its Affiliates for purposes of eligibility for participation in the Plan.
(r)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.
(s)“Expiration Date” means, with respect to an Option or Stock Appreciation Right, the date on which the term of such Option or Stock Appreciation Right expires, as determined under Section 5(b) or 8(b) hereof, as applicable.
(t)“Fair Market Value” means, as of any date when the Stock is listed on one or more national securities exchanges, the closing price reported on the principal national securities exchange on which such Stock is listed and traded on the date of determination or, if the closing price is not reported on such date of determination, the closing price reported on the most recent date prior to the date of determination. If the Stock is not listed on a national securities exchange, “Fair Market Value” shall mean the amount determined by the Board in good faith, and in a manner consistent with Section 409A of the Code, to be the fair market value per share of Stock.
(u)“GAAP” has the meaning set forth in Section 9(f)(3) hereof.
(v)“Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.
(w)“Nonqualified Stock Option” means an Option not intended to be an Incentive Stock Option.
(x)“Option” means a conditional right, granted to a Participant under Section 5 hereof, to purchase Stock at a specified price during a specified time period.
(y)“Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option Award.
(z)“Participant” means an Eligible Person who has been granted an Award under the Plan or, if applicable, such other Person who holds an Award.
(aa)“Participant Agreement” means an employment agreement, other services agreement or any other agreement between a Participant and the Service Recipient that is effective as of the date of determination.
(bb)“Performance Award” means an Award granted to a Participant under Section 9 hereof, which Award is subject to the achievement of Performance Objectives during a Performance Period. A Performance Award shall be designated as a Performance Share, a Performance Unit or a Performance Cash Award at the time of grant.
(cc)“Performance Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Performance Award.
(dd)“Performance Cash Award” means a Performance Award which is a cash award (for a dollar value not in excess of that set forth in Section 4(c)(1) hereof), the payment of which is subject to the achievement of Performance Objectives during a Performance Period. A Performance Cash Award may also require the completion of a specified period of employment or service.

(ee)“Performance Objectives” means the performance objectives established pursuant to the Plan for Participants who have received Performance Awards.
(ff)“Performance Period” means the period of time designated by the Committee over which the achievement of one or more Performance Objectives will be measured for the purpose of determining a Participant’s right to and the payment of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Committee.
(gg)“Performance Share” means a Performance Award denominated in shares of Stock which may be earned in whole or in part based upon the achievement of Performance Objectives during a Performance Period.
(hh)“Performance Unit” means a Performance Award denominated as a notional unit representing the right to receive one share of Stock (or the cash value of one share of Stock, if so determined by the Committee) which may be earned in whole or in part based upon the achievement of Performance Objectives during a Performance Period.
(ii)“Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, or other entity.
(jj)“Plan” means this XBP Europe Holdings, Inc. 2024 Stock Incentive Plan, as amended from time to time.

(kk)“Proceeding” has the meaning set forth in Section 22(l) hereof
(ll)“Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “independent director” as defined under, as applicable, the NASDAQ Listing Rules, the NYSE Listed Company Manual or other applicable stock exchange rules.
(mm)“Qualifying Committee” has the meaning set forth in Section 3(b) hereof.
(nn)“Rescission Period” has the meaning set forth in Section 12(b) hereof.
(oo)“Restricted Stock” means Stock granted to a Participant under Section 6 hereof that is subject to certain restrictions and to a risk of forfeiture.
(pp)“Restricted Stock Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock Award.
(qq)“Restricted Stock Unit” means a notional unit representing the right to receive one share of Stock (or the cash value of one share of Stock, if so determined by the Committee) on a specified settlement date
(rr)“RSU Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award of Restricted Stock Units.
(ss)“SAR Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award of Stock Appreciation Rights.
(tt)“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.
(uu)“Service Recipient” means, with respect to a Participant holding an Award, either the Company or an Affiliate of the Company by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.

(vv)“Stock” means the common stock, par value $0.0001 per share, of the Company, and such other securities as may be substituted for such stock pursuant to Section 11 hereof.
(ww)“Stock Appreciation Right” means a conditional right to receive an amount equal to the value of the appreciation in the Stock over a specified period. Except in the event of extraordinary circumstances, as determined in the sole discretion of the Committee, or pursuant to Section 11(b) hereof, Stock Appreciation Rights shall be settled in Stock.
(xx)“Substitute Award” has the meaning set forth in Section 4(a) hereof.
(yy)“Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient; provided, however, that, if so determined by the Committee at the time of any change in status in relation to the Service Recipient (e.g., a Participant ceases to be an employee and begins providing services as a consultant, or vice versa), such change in status will not be deemed a Termination hereunder. Unless otherwise determined by the Committee, in the event that the Service Recipient ceases to be an Affiliate of the Company (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute the Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction. Notwithstanding anything herein to the contrary, a Participant’s change in status in relation to the Service Recipient (for example, a change from employee to consultant) shall not be deemed a Termination hereunder with respect to any Awards constituting “nonqualified deferred compensation” subject to Section 409A of the Code that are payable upon a Termination unless such change in status constitutes a “separation from service” within the meaning of Section 409A of the Code. Any payments in respect of an Award constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination shall be delayed for such period as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code. On the first business day following the expiration of such period, the Participant shall be paid, in a single lump sum without interest, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule applicable to such Award.
3.	Administration.
(a)Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (1) select Eligible Persons to become Participants, (2) grant Awards, (3) determine the type, number of shares of Stock subject to, other terms and conditions of, and all other matters relating to, Awards, (4) prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, (5) construe and interpret the Plan and Award Agreements and correct defects, supply omissions, and reconcile inconsistencies therein, (6) suspend the right to exercise Awards during any period that the Committee deems appropriate to comply with applicable securities laws, and thereafter extend the exercise period of an Award by an equivalent period of time or such shorter period required by, or necessary to comply with, applicable law, and (7) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Any action of the Committee shall be final, conclusive, and binding on all Persons, including, without limitation, the Company, its stockholders and Affiliates, Eligible Persons, Participants, and beneficiaries of Participants. Notwithstanding anything in the Plan to the contrary, the Committee shall have the ability to accelerate the vesting of any outstanding Award at any time and for any reason, including upon a Corporate Event, subject to Section 11(d), or in the event of a Participant’s Termination by the Service Recipient other than for Cause, or due to the Participant’s death, Disability or retirement (as such term may be defined in an applicable Award Agreement or Participant Agreement, or, if no such definition exists, in accordance with the Company’s then-current employment policies and guidelines). For the avoidance of doubt, the Board shall have the authority to take all actions under the Plan that the Committee is permitted to take.
(b)Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, must be taken by the remaining members of the Committee or a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified

Members (a “Qualifying Committee”). Any action authorized by such a Qualifying Committee shall be deemed the action of the Committee for purposes of the Plan. The express grant of any specific power to a Qualifying Committee, and the taking of any action by such a Qualifying Committee, shall not be construed as limiting any power or authority of the Committee.
(c)Delegation. To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions under the Plan, including, but not limited to, administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan. Any actions taken by an officer or employee delegated authority pursuant to this Section 3(c) within the scope of such delegation shall, for all purposes under the Plan, be deemed to be an action taken by the Committee. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Award granted under the Plan to any Eligible Person who is not an employee of the Company or any of its Affiliates (including any non-employee director of the Company or any Affiliate) or to any Eligible Person who is subject to Section 16 of the Exchange Act must be expressly approved by the Committee or Qualifying Committee in accordance with subsection (b) above.
(d)Sections 409A and 457A. The Committee shall take into account compliance with Sections 409A and 457A of the Code in connection with any grant of an Award under the Plan, to the extent applicable. While the Awards granted hereunder are intended to be structured in a manner to avoid the imposition of any penalty taxes under Sections 409A and 457A of the Code, in no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest, or penalties that may be imposed on a Participant as a result of Section 409A or Section 457A of the Code or any damages for failing to comply with Section 409A or Section 457A of the Code or any similar state or local laws (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A or Section 457A of the Code).
4.	Shares Available Under the Plan; Other Limitations.
(a)Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be equal to 5,520,270 shares. Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase. Notwithstanding the foregoing, (i) except as may be required by reason of Section 422 of the Code, the number of shares of Stock available for issuance hereunder shall not be reduced by shares issued pursuant to Awards issued or assumed in connection with a merger or acquisition as contemplated by NASDAQ Listing Rule 5635(c) and IM-5635-1 or other applicable stock exchange rules, and their respective successor rules and listing exchange promulgations (each such Award, a “Substitute Award”); and (ii) shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.
(b)Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double-counting (as, for example, in the case of tandem awards or Substitute Awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Other than with respect to a Substitute Award, to the extent that an Award expires or is canceled, forfeited, settled in cash, or otherwise terminated without delivery to the Participant of the full number of shares of Stock to which the Award related, the undelivered shares of Stock will again be available for grant. Shares of Stock withheld in payment of the exercise price or taxes relating to an Award and shares of Stock equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall no be deemed to constitute shares delivered to the Participant and shall be deemed to again be available for delivery under the Plan.
(c)Incentive Stock Options. No more than 5,520,270 shares of Stock (subject to adjustment as provided in Section 11 hereof) reserved for issuance hereunder may be issued or transferred upon exercise or settlement of Incentive Stock Options.
(d)Shares Available Under Acquired Plans. To the extent permitted by NASDAQ Listing Rule 5635(c) or other applicable stock exchange rules, subject to applicable law, in the event that a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio of formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Stock reserved and available for delivery in connection with Awards under the Plan; provided that Awards using such available shares shall not be made after the date awards could have been made under the terms of such pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by the Company or any subsidiary of the Company immediately prior to such acquisition or combination.
(e)Minimum Vesting Period. No Award (other than any Performance Cash Award) may vest over a period that is less than one (1) year from the date of grant; provided, however, that the foregoing minimum vesting period shall not apply: (i) to Awards granted in payment of or exchange for an equivalent amount of salary, bonus or other earned cash compensation (including Performance Shares); (ii) to a Substitute Award that does not reduce the vesting period of the award being replaced or assumed; (iii) to Awards involving an aggregate number of shares of Stock not in excess of five percent (5%) of the aggregate number of shares of Stock that may be delivered in connection with Awards (as set forth in Section 4 hereof); (iv) to accelerated vesting in connection with certain qualifying terminations of employment in accordance with the terms of any Award Agreement or Participant Agreement; or (v) to annual Awards granted to non-employee directors that vest on the first regularly scheduled annual meeting of the Company’s stockholders following the applicable date of grant.
(f)Limitation on Awards to Non-Employee Directors. Notwithstanding anything herein to the contrary, the maximum value of any Awards granted to a non-employee director of the Company in any one calendar year, taken together with any cash fees paid to such non-employee director during such calendar year, shall not exceed $750,000 (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Award granted in a previous year).
5.	Options.
(a)General. Certain Options granted under the Plan may be intended to be Incentive Stock Options; however, no Incentive Stock Options may be granted hereunder following the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board and (ii) the date the stockholders of the Company approve the Plan. Options may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate; provided, however, that Incentive Stock Options may be granted only to Eligible Persons who are employees of the Company or an Affiliate (as such definition is limited pursuant to Section 2(q) hereof) of the Company. The provisions of separate Options shall be set forth in separate Option Agreements, which agreements need not be identical. No dividends or dividend equivalents shall be paid on Options.
(b)Term. The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after, and each Option shall expire, ten (10) years from the date it was granted.
(c)Exercise Price. The exercise price per share of Stock for each Option shall be set by the Committee at the time of grant and shall not be less than the Fair Market Value on the date of grant, subject to Section 5(g) hereof in the case of any Incentive Stock Option. Notwithstanding the foregoing, in the case of an Option that is a Substitute Award, the exercise price per share of Stock for such Option may be less than the Fair Market Value on the date of grant; provided, that such exercise price is determined in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code.
(d)Payment for Stock. Payment for shares of Stock acquired pursuant to an Option granted hereunder shall be made in full upon exercise of the Option in a manner approved by the Committee, which may include any of the following payment methods: (1) in immediately available funds in U.S. dollars, or by certified or bank cashier’s check, (2) by delivery of shares of Stock having a value equal to the exercise price, (3) by a broker-assisted cashless exercise in accordance with procedures approved by the Committee, whereby payment of the Option exercise price or tax withholding obligations may be satisfied, in whole or in part, with shares of Stock subject to the Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell shares of Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations, or (4) by any other means approved by the Committee (including, for Options that are not Incentive Stock Options, by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of shares of Stock underlying the Option so exercised reduced by the number of shares of Stock equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise). Notwithstanding anything herein to the contrary, if the Committee determines that any form of payment available hereunder would be in violation of Section 402 of the Sarbanes-Oxley Act of 2002, such form of payment shall not be available.
(e)Vesting. Options shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an Option Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Option at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall be suspended during the period of any approved leave of absence by a Participant following which the Participant has a right to reinstatement and shall resume upon such Participant’s return to active employment. If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires, is canceled or otherwise terminates.
(f)Termination of Employment or Service. Except as provided by the Committee in an Option Agreement, Participant Agreement or otherwise:
(1)In the event of a Participant’s Termination prior to the applicable Expiration Date for any reason other than (i) by the Service Recipient for Cause, or (ii) by reason of the Participant’s death or Disability, (A) all vesting with respect to such Participant’s Options outstanding shall cease, (B) all of such Participant’s unvested Options outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (C) all of such Participant’s vested Options outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is ninety (90) days after the date of such Termination.
(2)In the event of a Participant’s Termination prior to the applicable Expiration Date by reason of such Participant’s death or Disability, (i) all vesting with respect to such Participant’s Options outstanding shall cease, (ii) all of such Participant’s unvested Options outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (iii) all of such Participant’s vested Options outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is twelve (12) months after the date of such Termination. In the event of a Participant’s death, such Participant’s Options shall remain exercisable by the Person or Persons to whom such Participant’s rights under the Options pass by will or by the applicable laws of descent and distribution until the applicable Expiration Date, but only to the extent that the Options were vested at the time of such Termination.
(3)In the event of a Participant’s Termination prior to the applicable Expiration Date by the Service Recipient for Cause, all of such Participant’s Options outstanding (whether or not vested) shall immediately terminate and be forfeited for no consideration as of the date of such Termination.
(g)	Special Provisions Applicable to Incentive Stock Options.
(1)No Incentive Stock Option may be granted to any Eligible Person who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such Incentive Stock Option (i) has an exercise price of at least one hundred ten percent (110%) of the Fair Market Value on the date of the grant of such Option and (ii) cannot be exercised more than five (5) years after the date it is granted.

(2)To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.
(3)Each Participant who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option.
6.	Restricted Stock.
(a)General. Restricted Stock may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Awards of Restricted Stock shall be set forth in separate Restricted Stock Agreements, which agreements need not be identical. Subject to the restrictions set forth in Section 6(b) hereof, and except as otherwise set forth in the applicable Restricted Stock Agreement, the Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. Unless otherwise set forth in a Participant’s Restricted Stock Agreement, cash dividends and stock dividends, if any, with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which such dividends relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.
(b)Vesting and Restrictions on Transfer. Restricted Stock shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a Restricted Stock Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Award of Restricted Stock at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of an Award of Restricted Stock shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall be suspended during the period of any approved leave of absence by a Participant following which the Participant has a right to reinstatement and shall resume upon such Participant’s return to active employment. In addition to any other restrictions set forth in a Participant’s Restricted Stock Agreement, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock prior to the time the Restricted Stock has vested pursuant to the terms of the Restricted Stock Agreement.
(c)Termination of Employment or Service. Except as provided by the Committee in a Restricted Stock Agreement, Participant Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock has vested, 1) all vesting with respect to such Participant’s Restricted Stock outstanding shall cease, and 2) as soon as practicable following such Termination, the Company shall repurchase from the Participant, and the Participant shall sell, all of such Participant’s unvested shares of Restricted Stock at a purchase price equal to the original purchase price paid for the Restricted Stock; provided that, if the original purchase price paid for the Restricted Stock is equal to zero dollars ($0), such unvested shares of Restricted Stock shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.
7.	Restricted Stock Units.
(a)General. Restricted Stock Units may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Restricted Stock Units shall be set forth in separate RSU Agreements, which agreements need not be identical.
(b)Vesting. Restricted Stock Units shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an RSU Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Restricted Stock Unit at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of a Restricted Stock Unit shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall be suspended during the period of any approved leave of absence by a Participant following which the Participant has a right to reinstatement and shall resume upon such Participant’s return to active employment.
(c)Settlement. Restricted Stock Units shall be settled in Stock, cash, or property, as determined by the Committee, in its sole discretion, on the date or dates determined by the Committee and set forth in an RSU Agreement. Unless otherwise set forth in a Participant’s RSU Agreement, a Participant shall not be entitled to dividends, if any, or dividend equivalents with respect to Restricted Stock Units prior to settlement.
(d)Termination of Employment or Service. Except as provided by the Committee in an RSU Agreement, Participant Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock Units have been settled, (1) all vesting with respect to such Participant’s Restricted Stock Units outstanding shall cease, (2) all of such Participant’s unvested Restricted Stock Units outstanding shall be forfeited for no consideration as of the date of such Termination, and (3) any shares remaining undelivered with respect to vested Restricted Stock Units then held by such Participant shall be delivered on the delivery date or dates specified in the RSU Agreement.
8.	Stock Appreciation Rights.
(a)General. Stock Appreciation Rights may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Stock Appreciation Rights shall be set forth in separate SAR Agreements, which agreements need not be identical. No dividends or dividend equivalents shall be paid on Stock Appreciation Rights.
(b)Term. The term of each Stock Appreciation Right shall be set by the Committee at the time of grant; provided, however, that no Stock Appreciation Right granted hereunder shall be exercisable after, and each Stock Appreciation Right shall expire, ten (10) years from the date it was granted.
(c)Base Price. The base price per share of Stock for each Stock Appreciation Right shall be set by the Committee at the time of grant and shall not be less than the Fair Market Value on the date of grant. Notwithstanding the foregoing, in the case of a Stock Appreciation Right that is a Substitute Award, the base price per share of Stock for such Stock Appreciation Right may be less than the Fair Market Value on the date of grant; provided, that such base price is determined in a manner consistent with the provisions of Section 409A of the Code.
(d)Vesting. Stock Appreciation Rights shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a SAR Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Stock Appreciation Right at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of a Stock Appreciation Right shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall be suspended during the period of any approved leave of absence by a Participant following which the Participant has a right to reinstatement and shall resume upon such Participant’s return to active employment. If a Stock Appreciation Right is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Stock Appreciation Right expires, is canceled or otherwise terminates.
(e)Payment upon Exercise. Payment upon exercise of a Stock Appreciation Right may be made in cash, Stock, or property as specified in the SAR Agreement or determined by the Committee, in each case having a value in respect of each share of Stock underlying the portion of the Stock Appreciation Right so exercised, equal to the difference between the base price of such Stock Appreciation Right and the Fair Market Value of one (1) share of Stock on the exercise date. For purposes of clarity, each share of Stock to be issued in settlement of a Stock Appreciation Right is deemed to have a value equal to the Fair Market Value of one (1) share of Stock on the exercise date. In no event shall fractional shares be issuable upon the exercise of a Stock Appreciation Right, and in the event that fractional shares would otherwise be issuable, the number of shares issuable will be rounded down to the next lower whole number of shares, and the Participant will be entitled to receive a cash payment equal to the value of such fractional share.
(f)Termination of Employment or Service. Except as provided by the Committee in a SAR Agreement, Participant Agreement or otherwise:
(1)In the event of a Participant’s Termination prior to the applicable Expiration Date for any reason other than (i) by the Service Recipient for Cause, or (ii) by reason of the Participant’s death or Disability, (A) all vesting with respect to such Participant’s Stock Appreciation Rights outstanding shall cease, (B) all of such Participant’s unvested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (C) all of such Participant’s vested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is ninety (90) days after the date of such Termination.
(2)In the event of a Participant’s Termination prior to the applicable Expiration Date by reason of such Participant’s death or Disability, (i) all vesting with respect to such Participant’s Stock Appreciation Rights outstanding shall cease, (ii) all of such Participant’s unvested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (iii) all of such Participant’s vested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is twelve (12) months after the date of such Termination. In the event of a Participant’s death, such Participant’s Stock Appreciation Rights shall remain exercisable by the Person or Persons to whom such Participant’s rights under the Stock Appreciation Rights pass by will or by the applicable laws of descent and distribution until the applicable Expiration Date, but only to the extent that the Stock Appreciation Rights were vested at the time of such Termination.
(3)In the event of a Participant’s Termination prior to the applicable Expiration Date by the Service Recipient for Cause, all of such Participant’s Stock Appreciation Rights outstanding (whether or not vested) shall immediately terminate and be forfeited for no consideration as of the date of such Termination.
9.	Performance Awards.
(a)General. Performance Awards may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Performance Awards, including the determination of the Committee with respect to the form of payout of Performance Awards, shall be set forth in separate Performance Award Agreements, which agreements need not be identical. Unless otherwise set forth in an Award Agreement evidencing a Participant’s Performance Award, (i) cash dividends and stock dividends, if any, with respect to the Performance Shares shall be withheld by the Company for the Participant’s account, and shall be subject to forfeiture to the same degree as the Performance Shares to which such dividends relate and (ii) a Participant shall not be entitled to dividends, if any, or dividend equivalents with respect to Performance Units that are not earned and vested. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.
(b)Value of Performance Awards. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of the Stock on the date of grant. Each Performance Award Agreement in respect of any Performance Cash Award shall specify the dollar amount payable under the Performance Cash Award. In addition to any other non-performance terms included in the Performance Award Agreement, the Committee shall set the applicable Performance Objectives in its discretion, which objectives, depending on the extent to which they are met, will determine the value and number of Performance Units or Performance Shares, or the value of a Performance Cash Award, as the case may be, that will be paid out to the Participant.
(c)Earning of Performance Awards. Upon the expiration of the applicable Performance Period or other non-performance-based vesting period, if longer, the holder of a Performance Award shall be entitled to receive the following payouts:  (1) if the holder holds Performance Units or Performance Shares, payout on the value and number of the applicable Performance Units or Performance Shares earned by the Participant over the Performance Period, or (2) if the holder holds a Performance Cash Award, payout on the value of the Performance Cash Award earned by the Participant over the Performance Period, in any case, to be determined as a function of the extent to which the corresponding Performance Objectives have been achieved and any other non-performance-based terms met. The Committee may specify a target, threshold or maximum amount payable and may set a formula for determining the amount of Performance Awards earned if performance is at or above the threshold level but falls short of the maximum achievement of the specified Performance Objectives.
(d)Form and Timing of Payment of Performance Awards. Payment of earned Performance Awards shall be as determined by the Committee and as evidenced in the Performance Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, Stock, or other Awards (or in any combination thereof) equal to the value of the earned Performance Units or Performance Shares, as the case may be, at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Unless otherwise determined by the Committee, earned Performance Cash Awards shall be paid in cash. Any cash, Stock, or other Awards issued in connection with a Performance Award may be issued subject to any restrictions deemed appropriate by the Committee.
(e)Termination of Employment or Service. To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall be suspended during the period of any approved leave of absence by a Participant following which the Participant has a right to reinstatement and shall resume upon such Participant’s return to active employment. Except as provided by the Committee in a Performance Award Agreement, Participant Agreement or otherwise, if, prior to the end of an applicable Performance Period, a Participant undergoes a Termination for any reason, all of such Participant’s Performance Awards shall be forfeited by the Participant to the Company for no consideration.
(f)Performance Objectives. Each Performance Award shall specify the Performance Objectives that must be achieved before such Performance Award shall become earned. The Company may also specify a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.
(g)Negative Discretion. Notwithstanding satisfaction of any completion of any Performance Objectives, the number of shares of Stock, cash or other benefits granted, issued, retainable and/or vested under a Performance Award on account of satisfaction of such Performance Objectives may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, will determine.
10.	Other Stock-Based Awards.

The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to Stock, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee may also grant Stock as a bonus (whether or not subject to any vesting requirements or other restrictions on transfer), and may grant other Awards in lieu of obligations of the Company or an Affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee. The terms and conditions applicable to such Awards shall be determined by the Committee and evidenced by Award Agreements, which agreements need not be identical.

11.	Adjustment for Recapitalization, Merger, etc.
(a)Capitalization Adjustments. The aggregate number of shares of Stock that may be delivered in connection with Awards (as set forth in Section 4 hereof), the numerical share limits in Section 4 hereof, the number of shares of Stock covered by each outstanding Award, and the price per share of Stock underlying each such Award shall be equitably and proportionally adjusted or substituted, as determined by the Committee, in its sole discretion, as to the number, price, or kind of a share of Stock or other consideration subject to such Awards (1) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award (including any

Corporate Event); (2) in connection with any extraordinary dividend declared and paid in respect of shares of Stock, whether payable in the form of cash, stock, or any other form of consideration; or (3) in the event of any change in applicable laws or circumstances that results in or could result in, in either case, as determined by the Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants in the Plan.
(b)Corporate Events. Notwithstanding the foregoing, except as provided by the Committee in an Award Agreement, Participant Agreement or otherwise, in connection with (i) a merger, amalgamation, or consolidation involving the Company in which the Company is not the surviving corporation, (ii) a merger, amalgamation, or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation or other property or cash, (iii) a Change in Control, or (iv) the reorganization, dissolution or liquidation of the Company (each, a “Corporate Event”), the Committee may provide for any one or more of the following:
(1)The assumption or substitution of any or all Awards in connection with such Corporate Event, in which case the Awards shall be subject to the adjustment set forth in subsection (a) above, and to the extent that such Awards are Performance Awards or other Awards that vest subject to the achievement of Performance Objectives or similar performance criteria, such performance criteria shall be adjusted appropriately to reflect the Corporate Event;
(2)The acceleration of vesting of any or all Awards not assumed or substituted in connection with such Corporate Event, subject to the consummation of such Corporate Event; provided that any Performance Awards or other Awards that vest subject to the achievement of of Performance Objectives or similar performance criteria will be deemed earned (i) based on actual performance through the date of the Corporate Event, or (ii) at the target level (or if no target is specified, the maximum level), in the event actual performance cannot be measured through the date of the Corporate Event, in each case, with respect to all unexpired Performance Periods or Performance Periods for which satisfaction of the Performance Objectives or other material terms for the applicable Performance Period has not been certified by the Committee prior to the date of the Corporate Event;
(3)The cancellation of any or all Awards not assumed or substituted in connection with such Corporate Event (whether vested or unvested) as of the consummation of such Corporate Event, together with the payment to the Participants holding vested Awards (including any Awards that would vest upon the Corporate Event but for such cancellation) so canceled of an amount in respect of cancellation equal to the amount payable pursuant to any Cash Award or, with respect to other Awards, an amount based upon the per-share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Options, Stock Appreciation Rights, and other Awards subject to exercise, the applicable exercise or base price; provided, however, that holders of Options, Stock Appreciation Rights, and other Awards subject to exercise shall be entitled to consideration in respect of cancellation of such Awards only if the per-share consideration less the applicable exercise or base price is greater than zero dollars ($0), and to the extent that the per-share consideration is less than or equal to the applicable exercise or base price, such Awards shall be canceled for no consideration;
(4)The cancellation of any or all Options, Stock Appreciation Rights and other Awards subject to exercise not assumed or substituted in connection with such Corporate Event (whether vested or unvested) as of the consummation of such Corporate Event; provided that all Options, Stock Appreciation Rights and other Awards to be so canceled pursuant to this paragraph (4) shall first become exercisable for a period of at least ten (10) days prior to such Corporate Event, with any exercise during such period of any unvested Options, Stock Appreciation Rights or other Awards to be (A) contingent upon and subject to the occurrence of the Corporate Event, and (B) effectuated by such means as are approved by the Committee; and
(5)The replacement of any or all Awards (other than Awards that are intended to qualify as “stock rights” that do not provide for a “deferral of compensation” within the meaning of Section 409A of the Code) with a cash incentive program that preserves the value of the Awards so replaced (determined as of the consummation of the Corporate Event), with subsequent payment of cash incentives subject to the same vesting conditions as applicable to the Awards so replaced and payment to be made within thirty (30) days of the applicable vesting date.

Payments to holders pursuant to paragraph (3) above shall be made in cash or, in the sole discretion of the Committee, and to the extent applicable, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or a combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time (less any applicable exercise or base price). In addition, in connection with any Corporate Event, prior to any payment or adjustment contemplated under this subsection (b), the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his or her Awards, (B) bear such Participant’s pro-rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Stock, and (C) deliver customary transfer documentation as reasonably determined by the Committee. The Committee need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Committee may take different actions with respect to the vested and unvested portions of an Award.

(c)Fractional Shares. Any adjustment provided under this Section 11 may, in the Committee’s discretion, provide for the elimination of any fractional share that might otherwise become subject to an Award. No cash settlements shall be made with respect to fractional shares so eliminated.
(d)Double-Trigger Vesting. Notwithstanding any other provisions of the Plan, but other than as provided in an Award Agreement or Participant Agreement, with respect to any Award that is assumed or substituted in connection with a Change in Control, the vesting, payment, purchase or distribution of such Award may not be accelerated by reason of the Change in Control for any Participant unless the Participant experiences an involuntary Termination as a result of the Change in Control. For purposes of this Section 11(d), a Participant will be deemed to experience an involuntary Termination as a result of a Change in Control if the Participant experiences a Termination by the Service Recipient other than for Cause, or otherwise experiences a Termination under circumstances which entitle the Participant to mandatory severance payment(s) pursuant to applicable law or, in the case of a non-employee director of the Company, if the non-employee director’s service on the Board terminates in connection with or as a result of a Change in Control, in each case, at any time beginning on the date of the Change in Control up to and including the second (2nd) anniversary of the Change in Control.
12.	Cancellation and Rescission of Awards.
(a)Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Awards at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan, or if the Participant engages in any “Detrimental Activity.” For purposes of this Section 12, “Detrimental Activity” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with any member of the Company Group, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company Group; (ii) the disclosure to anyone outside the Company Group, or the use in other than the business of the Company Group, without prior written authorization from the Service Recipient, of any confidential information or material, as defined in any restrictive covenant agreement or other such agreement with confidentiality provisions between the Service Recipient and the Participant, relating to the business of the Company Group, acquired by the Participant either during or after employment with the Service Recipient; (iii) the failure or refusal to disclose promptly and to assign to the Service Recipient, pursuant to any restrictive covenant agreement or other such inventions assignment agreement, all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Service Recipient, relating in any manner to the actual or anticipated business, research or development work of the Company Group or the failure or refusal to do anything reasonably necessary to enable the Company Group to secure a patent where appropriate in the United States and in other countries; (iv) activity that results in the Participant’s Termination for Cause; (v) a violation of any rules, policies, procedures or guidelines of the Service Recipient; (vi) any attempt directly or indirectly to induce any employee of the Company Group to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company Group; (vii) the Participant being convicted of, or entering a guilty plea with respect to, a crime, whether or not connected with the Service

Recipient; or (viii) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company Group.
(b)Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan. In the event a Participant fails to comply with the provisions of clauses (a)(i)-(viii) of this Section 12 prior to, or during the Rescission Period, then any exercise, payment or delivery may be rescinded within two years after such exercise, payment or delivery. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Service Recipient. As used herein, “Rescission Period” shall mean that period of time established by the Committee which shall not be less than 6 months after any exercise, payment or delivery pursuant to an Award.
13.	Use of Proceeds.

The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

14.	Rights and Privileges as a Stockholder.

Except as otherwise specifically provided in the Plan, no Person shall be entitled to the rights and privileges of Stock ownership in respect of shares of Stock that are subject to Awards hereunder until such shares have been issued to that Person.

15.	Transferability of Awards.

Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution, and to the extent subject to exercise, Awards may not be exercised during the lifetime of the grantee other than by the grantee. Notwithstanding the foregoing, except with respect to Incentive Stock Options, Awards and a Participant’s rights under the Plan shall be transferable for no value to the extent provided in an Award Agreement or otherwise determined at any time by the Committee.

16.	Employment or Service Rights.

No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for the grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate of the Company.

17.	Compliance with Laws.

The obligation of the Company to deliver Stock upon issuance, vesting, exercise, or settlement of any Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award unless such shares have been properly registered for sale with the U.S. Securities and Exchange Commission pursuant to the Securities Act (or with a similar non-U.S. regulatory agency pursuant to a similar law or regulation) or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock to be issued upon exercise or settlement of Awards. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

18.	Withholding Obligations.

As a condition to the issuance, vesting, exercise, or settlement of any Award (or upon the making of an election under Section 83(b) of the Code), the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the amount of all federal, state, and local income and other taxes of any kind required or permitted to be withheld in connection with such issuance, vesting, exercise, or settlement (or election). The Committee, in its discretion, may permit shares of Stock to be used to satisfy tax withholding requirements, and such shares shall be valued at their Fair Market Value as of the issuance, vesting, exercise, or settlement date of the Award, as applicable. Depending on the withholding method, the Company may withhold by considering the applicable maximum statutorily required withholding rates or other applicable withholding rates in the applicable Participant’s jurisdiction.

19.	Amendment of the Plan or Awards.
(a)Amendment of Plan. The Board or the Committee may amend the Plan at any time and from time to time.
(b)Amendment of Awards. The Board or the Committee may amend the terms of any one or more Awards at any time and from time to time.
(c)Stockholder Approval; No Material Impairment. Notwithstanding anything herein to the contrary, no amendment to the Plan or any Award shall be effective without stockholder approval to the extent that such approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which the Stock is listed. Additionally, no amendment to the Plan or any Award shall materially impair a Participant’s rights under any Award unless the Participant consents in writing (it being understood that no action taken by the Board or the Committee that is expressly permitted under the Plan, including, without limitation, any actions described in Section 11 hereof, shall constitute an amendment to the Plan or an Award for such purpose). Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without an affected Participant’s consent, the Board or the Committee may amend the terms of the Plan or any one or more Awards from time to time as necessary to bring such Awards into compliance with applicable law, including, without limitation, Section 409A of the Code.
(d)No Repricing of Awards Without Stockholder Approval. Notwithstanding subsection (a) or (b) above, or any other provision of the Plan, the repricing of Awards shall not be permitted without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (1) changing the terms of an Award to lower its exercise or base price (other than on account of capital adjustments resulting from share splits, etc., as described in Section 11(a) hereof), (2) any other action that is treated as a repricing under GAAP, and (3) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise or base price is greater than the Fair Market Value of the underlying Stock, unless the cancellation and exchange occurs in connection with an event set forth in Section 11(b) hereof.
20.	Termination or Suspension of the Plan.

The Board or the Committee may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on day before the tenth (10th) anniversary of the date the stockholders of the Company approve the Plan. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated; provided, however, that following any suspension or termination of the Plan, the Plan shall remain in effect for the purpose of governing all Awards then outstanding hereunder until such time as all Awards under the Plan have been terminated, forfeited, or otherwise canceled, or earned, exercised, settled, or otherwise paid out, in accordance with their terms.

21.	Effective Date of the Plan.

The Plan is effective as of the Effective Date, subject to stockholder approval.

22.	Miscellaneous.

(a)Certificates. Stock acquired pursuant to Awards granted under the Plan may be evidenced in such a manner as the Committee shall determine. If certificates representing Stock are registered in the name of the Participant, the Committee may require that (1) such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Stock, (2) the Company retain physical possession of the certificates, and (3) the Participant deliver a stock power to the Company, endorsed in blank, relating to the Stock. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that the Stock shall be held in book-entry form rather than delivered to the Participant pending the release of any applicable restrictions.
(b)Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.
(c)Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Committee consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares of Stock) that are inconsistent with those in the Award Agreement as a result of a clerical error in connection with the preparation of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.
(d)Clawback/Recoupment Policy. Notwithstanding anything contained herein to the contrary, all Awards granted under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board (or a committee or subcommittee of the Board), including the XBP Europe Holdings, Inc. Policy for the Recovery of Erroneously Awarded Compensation, and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any of its Affiliates. In the event that an Award is subject to more than one such policy, the policy with the most restrictive clawback or recoupment provisions shall govern such Award, subject to applicable law.
(e)Non-Exempt Employees. If an Option is granted to an employee of the Company or any of its Affiliates in the United States who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option will not be first exercisable for any shares of Stock until at least six (6) months following the date of grant of the Option (although the Option may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (1) if such employee dies or suffers a Disability, (2) upon a Corporate Event in which such Option is not assumed, continued, or substituted, (3) upon a Change in Control, or (4) upon the Participant’s retirement (as such term may be defined in the applicable Award Agreement or a Participant Agreement, or, if no such definition exists, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options held by such employee may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Award will be exempt from such employee’s regular rate of pay, the provisions of this Section 22(e) will apply to all Awards.

(f)Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 22(f) by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Participant’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.
(g)Participants Outside of the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed or providing services, or so that the value and other benefits of the Award to the Participant, as affected by non-U.S. tax laws and other restrictions applicable as a result of the Participant’s residence, employment, or providing services abroad, shall be comparable to the value of such Award to a Participant who is a resident, or is primarily employed or providing services, in the United States. An Award may be modified under this Section 22(g) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are non-U.S. nationals or are primarily employed or providing services outside the United States.
(h)Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any of its Affiliates is reduced (for example, and without limitation, if the Participant is an employee of the Company and the employee has a change in status from a full-time employee to a part-time employee) after the date of grant of any Award to the Participant, the Committee has the right in its sole discretion to (i) make a corresponding reduction in the number of shares of Stock subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(i)No Liability of Committee Members. Neither any member of the Committee nor any of the Committee’s permitted delegates shall be liable personally by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against all costs and expenses (including counsel fees) and liabilities (including sums paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such Person’s own fraud or willful misconduct; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such Person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company’s certificate or articles of incorporation or by-laws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
(j)Payments Following Accidents or Illness. If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.
(k)Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the principles of conflicts of laws thereof.
(l)Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding with respect to the Plan or any Award Agreement or Participant Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally: (i) submit in any proceeding relating to the Plan or any Award Agreement or Participant Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court;(ii) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same; (iii) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement or Participant Agreement; (iv) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (v) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.
(m)Electronic Delivery. Any reference herein to a “written” agreement or document or “writing” will include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled or authorized by the Company to which the Participant has access) to the extent permitted by applicable law.
(n)Statute of Limitations. A Participant or any other person filing a claim for benefits under the Plan must file the claim within one (1) year of the date the Participant or other person knew or should have known of the facts giving rise to the claim. This one-year statute of limitations will apply in any forum where a Participant or any other person may file a claim and, unless the Company waives the time limits set forth above in its sole discretion, any claim not brought within the time periods specified shall be waived and forever barred.

(o)Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be required to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees and service providers under general law.
(p)Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting, or failing to act, and shall not be liable for having so relied, acted, or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any Person or Persons other than such member.
(q)Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

***

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V42752-P10651 For Withhold For Against Abstain ! ! ! ! ! ! ! XBP EUROPE HOLDINGS, INC. XBP EUROPE HOLDINGS, INC. 2701 E. GRAUWYLER ROAD IRVING, TEXAS 75061 Nominees: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1a. J. Coley Clark 1b. Martin P. Akins 2. To ratify the appointment of UHY LLP as the Company’s independent registered public accounting firm for fiscal year 2024. 3. To approve the XBP Europe Holdings, Inc. 2024 Stock Incentive Plan. NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof. 1. To elect to the Board of Directors the two nominees named in the Proxy Statement who have been nominated by the Board of Directors to serve as Class I directors and whose current terms will expire at the Annual Meeting. The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR proposals 2 and 3. ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 12, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/XBP2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 12, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V42753-P10651 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Form 10-K are available at www.proxyvote.com. Continued and to be signed on reverse side XBP EUROPE HOLDINGS, INC. Annual Meeting of Stockholders June 13, 2024 1:00 PM, ET This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Bernie Hau or Ana Krstic, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot and upon such other business as may properly come before the meeting, all of the shares of Common Stock of XBP Europe Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM, ET, on June 13, 2024, virtually via the Internet by visiting www.virtualshareholdermeeting.com/XBP2024 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.